Exhibit 4-c

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN

FOR SALARIED EMPLOYEES

(Restated, Effective as of January 1, 2008)

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93761

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As Amended and Restated Generally Effective as of January 1, 2008

(except as otherwise specified)

PREAMBLE

WHEREAS, Rockwell Automation, Inc. has heretofore established the Rockwell Automation, Inc. Retirement Savings Plan for Salaried Employees (the “Plan”), originally effective as of March 1, 1966; and

WHEREAS, as of January 1, 1999, the Allen-Bradley Savings and Investment Plan for Salaried Employees forms part of this Plan; and

WHEREAS, as of January 1, 1999, the Reliance Electric Company Savings and Investment Plan forms part of this Plan.

WHEREAS, on October 1, 1999, the Rockwell Software Profit Sharing and 401(k) Savings Plan was merged with the Plan; and

WHEREAS, on April 30, 2001, the K Systems, Inc. Plan was merged with the Plan; and

WHEREAS, Rockwell Automation, Inc. (the “Sponsor”) last restated the Plan, generally effective as of January 1, 1997, to comply with the provisions of the Uruguay Round Agreements Act (“GATT”), the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and such other tax reform and legal requirements as may be applicable, and to include good faith amendments to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001, and to incorporate other administrative changes made by the Sponsor; and

WHEREAS, the Sponsor desires to make further changes to the Plan to incorporate prior amendments, including amendments reflecting changes to and regulations under Code Sections 401(a)(31)(B), 401(a)(9), 401(k) and 401(m), and other administrative changes through January 1, 2008;

NOW THEREFORE, the Plan is hereby amended and restated, generally effective as of January 1, 2008 (except as otherwise specified), to read as follows:

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ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN

FOR SALARIED EMPLOYEES

ARTICLE I: DEFINITIONS

1.010 A&D Transaction means the sale transaction, dated December 6, 1996 and described in a contract and certain other collateral documents, among Rockwell Automation, Inc., The Boeing Company and Boeing North American, Inc. (the “A&D Agreement”), pursuant to which Rockwell divested its aerospace and defense businesses.

1.020 Accounts means a Participant’s Pre-tax Account, After-tax Account, Rollover Account and Company Contribution Account.

1.030 Affiliated Company means Rockwell Automation, Inc. and:

(a)	any corporation incorporated under the laws of one of the United States of America of which Rockwell Automation owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of Code §1563);

(b)	any partnership or other business entity organized under such laws, of which Rockwell Automation owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of Code §414(c)); and

(c)	any other company deemed to be an Affiliated Company by Rockwell Automation’s Board of Directors.

Notwithstanding the foregoing, for purposes of determining whether an employee is an Eligible Employee, only an affiliate to which the Board of Directors has extended this Plan shall be considered an Affiliated Company. Affiliated Companies to which the Plan has not been extended are listed on Appendix A hereto. In addition, solely for purposes of Sections 1.300 and 1.310 of this Plan, any entity that would satisfy the definition of an Affiliated Company except that it is not incorporated or organized under the laws of the United States of America shall be considered an Affiliated Company.

As of January 1, 2008, companies deemed to be an Affiliated Company by Rockwell Automation’s Board of Directors pursuant to (c), above, include Rockwell Automation Puerto Rico, Inc.

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1.040 After-tax Contribution Account means a Plan Account with respect to a Participant which is comprised of Basic and Supplemental After-tax Contributions, as adjusted for gains or losses related thereto.

1.050 After-tax Contribution Percentage Limit means the maximum contribution percentage in each Plan Year for Highly Compensated Employee Group Participants and is that percentage amount which does not exceed the greater of:

(a)	the Average After-tax Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by one and twenty-five hundredths (1.25); or

(b)	the lesser of

(1)	an amount which does not exceed the Average After-tax Contribution Percentage for the Non-Highly Compensated Employee Group by more than two (2) percentage points, or

(2)	the Average After-tax Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Employee Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash or deferred arrangement or matching contributions, both as defined in Code §401(m)(4), or employee contributions, are made, such other plan will be deemed to be a part of this Plan for the purpose of determining the After-tax Contribution Percentage Limit with respect to that Participant.

1.060 Allen-Bradley Predecessor Plan means, as of December 31, 1998, the Allen-Bradley Savings and Investment Plan for Salaried Employees which forms a part of this Plan.

1.070 Automotive Spin-off means the spin-off transaction, dated September 30, 1997, pursuant to which the Company’s automotive component businesses became a separate, stand-alone company and the Company distributed shares of the common stock of that new company, Meritor Automotive, Inc. (now known as “ArvinMeritor, Inc.”), to the Company’s shareowners.

1.080 Average After-tax Contribution Percentage means the average for a particular Plan Year of the percentages, calculated separately for the Highly Compensated Employee Group and for the Non-Highly Compensated Employee Group with respect to each Participant in each such Group, which are equal to the sum of A and B, divided by C, where

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A	= the amount of the Participant’s Basic After-tax Contributions in the Plan Year;

B	= the amount of the Company Matching Contributions made on behalf of the Participant in the Plan Year; and

C	= the Participant’s Compensation for the Plan Year.

For purposes of determining whether the Plan satisfies the limitations set forth in Section 3.015 and Code §401(m), all employee and matching contributions which are made under two or more plans that are aggregated for purposes of Code §401(a)(4) and 410(b) (other than Code §410(b)(2)(A)(ii)) will be treated as made under a single plan and, if two or more plans are permissively aggregated for purposes of Code §401(m), the aggregated plans must also satisfy Code §§401(a)(4) and 410(b) as though they were a single plan.

1.090 Average Pre-tax Contribution Percentage means the average for a particular Plan Year of the percentages, calculated separately for the Highly Compensated Employee Group and for the Non-Highly Compensated Employee Group with respect to each Participant in each such Group, which are equal to the amount of each Participant’s Pre-tax Contributions in a Plan Year, divided by the Participant’s Compensation for the Plan Year.

1.100 Base Compensation means the Participant’s compensation, not in excess of Two Hundred Thousand Dollars ($200,000.00) or such larger sum as may be established pursuant to Code §401(a)(17), in any calendar year, including base or regular pay, lump sum merit awards, vacation pay, jury duty pay, holiday pay, commission and sales incentive plan payments and any amount which would be paid to the Participant absent elections under Sections 2.020(a) and 2.030(a) or an election to make elective employee contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of Code §125. Base Compensation does not include overtime pay, extended work or other premium pay, bonuses, deferrals under any non-qualified deferred compensation arrangement, unused vacation pay upon termination of employment, severance pay and any form of extra, contingent or supplementary compensation. Notwithstanding the foregoing, for any Participant who in the class of employees that is eligible for Company Profit Sharing Contributions in accordance with Article IIA (i.e., certain employees of Rockwell Software listed on Appendix B), Base Compensation for all purposes includes base or regular pay, vacation pay, overtime, “Employee Success Share” bonus payments, commissions and sales incentive plan payments, special awards, lump sum merit awards, new hire referral awards, and sign-on bonuses.

1.110 Basic After-tax Contribution means an amount contributed by a Participant to the Plan through payroll deductions pursuant to the Participant’s election under Section 2.020(b).

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1.120 Basic Pre-tax Contribution means an amount contributed to the Plan on behalf of a Participant pursuant to the Participant’s election under Section 2.020(a).

1.130 Beneficiary means the one or more persons or trusts entitled to a Participant’s Plan Account balance, pursuant to the provisions of Article VII, if the Participant should die prior to payment to him of his entire Account Balance.

1.140 Board of Directors means the Board of Directors of Rockwell Automation; provided, however, that any action or determination under Sections 1.030, 1.180 and 2.070, as well as under Article XI, may be taken by any officer of the Company who is authorized to do so by the Board of Directors.

1.150 Boeing means The Boeing Company, a Delaware corporation, and its affiliates.

1.160 Boeing Stock Fund means the Special Stock Fund described in Section 8.020(b)(4).

1.165 Catch-up Contribution means an amount contributed to the Plan on behalf of a Participant pursuant to the Participant’s election under Section 2.045.

1.170 Code means the Internal Revenue Code of 1986, as from time to time amended.

1.175 Collins Spin-off means the spin-off transaction, dated June 29, 2001, pursuant to which the Company’s Avionics and Communications business became a separate, stand-alone company and the Company distributed shares of the common stock of that new company, Rockwell Collins, Inc., to the Company’s shareowners.

1.180 Company means Rockwell Automation, Inc., a Delaware corporation, and any Affiliated Company to which the Board of Directors has extended this Plan.

1.190 Company Contribution Account means a Plan Account with respect to a Participant which is comprised of his Company Matching Contributions and Company Profit Sharing Contributions, as adjusted for gains or losses related thereto and as separately accounted for.

1.195 Company Contributions means, collectively, Company Matching Contributions and Company Profit Sharing Contributions.

1.200 Company Matching Contributions means the contributions made to the Trust Fund by Rockwell Automation or an Affiliated Company pursuant to the provisions of Section 2.060 or 2.070.

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1.205 Company Profit Sharing Contributions means the contributions made to the Trust Fund by Rockwell Automation or an Affiliated Company pursuant to the provisions of Article IIA.

1.210 Compensation means the compensation of a Participant, as is defined in Code §414(s).

1.220 Conexant means Conexant Systems, Inc., a Delaware corporation.

1.230 Conexant Stock Fund means the Special Stock Fund described in Section 8.020(b)(6).

1.235 Conexant Wireless Spin-off means the spin-off transaction, pursuant to which the Conexant’s wireless semiconductor business became a part of a newly-formed, stand-alone company and Conexant distributed shares of the common stock of that newly-formed company, Skyworks Solutions, Inc., to all Conexant shareowners.

1.240 Divested Business Employee means an individual who is no longer an Employee of the Company because he is a current or former employee of a component of the Company which was sold, spun off or otherwise divested by the Company after December 31, 1995.

1.250 [Reserved]

1.260 Effective Date means March 1, 1966.

1.270 Eligible Employee means any Employee (including any officer) employed on a U.S. salary or bi-weekly payroll of an Affiliated Company, or on a U.S. salary or bi-weekly payroll of a division, plant, office or location of an Affiliated Company, such Affiliated Company, for purposes of interpretation of this Section, to include the Rockwell Software business segment of the Company.

Eligible Employee does not include:

(a)	any director of the Company who is not an Employee;

(b)	any Employee who is on an hourly payroll of an Affiliated Company;

(c)	any person or Employee compensated by special fees or pursuant to a special contract or arrangement;

(d)	any Employee who is covered by a collective bargaining agreement;

(e)	any Employee of an entity, division, plant, office or location that is specified on Appendix A to the Plan; or

(f)	any Flex Force Employee.

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1.280 Eligible Retirement Plan means:

(a)	an individual retirement account described in Code §408(a),

(b)	an individual retirement annuity described in Code §408(b),

(c)	an annuity plan described in Code §403(a),

(d)	a qualified plan (which is a defined contribution plan) described in Code §401(a),

(e)	an annuity contract described in Code §403(b), or

(f)	an eligible plan of a governmental employer described in Code §457(b),

which accepts an individual’s eligible rollover distributions; provided, however, that in the case of an eligible rollover distribution to a Participant’s surviving spouse made prior to January 1, 2002, only an individual retirement account or individual retirement annuity described in (a) and (b) above will be deemed to be an Eligible Retirement Plan.

1.290 Employee means any person who is employed by the Company or by an Affiliated Company, including an Eligible Employee, and will, to the extent permitted by Code §406, be deemed to include any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company.

1.295 Employee Benefit Plan Committee means the Employee Benefit Plan Committee of the Company appointed pursuant to Section 9.020 of the Plan and having the responsibilities prescribed in Article IX and elsewhere throughout the Plan.

1.300 Employee Benefits Appeals Committee means the Employee Benefits Appeals Committee of the Company appointed pursuant to Section 9.025 of the Plan and having the responsibilities prescribed in Article X and elsewhere throughout the Plan.

1.305 Employment Commencement Date means the date on which a person first becomes an Employee of the Company or an Affiliated Company.

1.310 Employment Severance Date means:

(a)	the date on which an Employee quits, retires, is discharged or dies,

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(b)	in the case of an Employee who remains absent from work pursuant to a written Leave, the first anniversary of such Leave, except that an Employee who has a Leave which is in excess of one (1) year who thereafter returns to work with the Company for a period at least equal to the entire period of the Leave will not be considered as having an Employment Severance Date by reason of such absence.

If an Employee enters the United States military service or public health service directly from employment with the Company, has not voluntarily reenlisted and returns to employment with the Company for a period of at least one (1) year immediately after his return to the Company, the Employee will not be deemed to have an Employment Severance Date by reason of such military service or public health service.

1.320 ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.330 ExxonMobil means Exxon Mobil Corporation, a New Jersey corporation.

1.340 Exxon Stock Fund means the Stock Fund described in Section 8.020(b)(9).

1.345 5% Owner means a person who owns:

(a)	more than five percent (5%) of the outstanding stock of the Company, or

(b)	stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.

1.350 Flex Force Employee means an Employee who is a member of the substitute workforce of the Company hired to assist in the completion of special projects, an Employee hired from an “on call” pool, an Employee hired to serve as a replacement for a regular Employee who is temporarily absent from work, an Employee hired to fill other temporary needs of the Company or an Employee hired to assist with transition or with other matters for a limited period of time.

1.360 Fund(s) means one or more of the Investment Funds, the Exxon Stock Fund, the Special Stock Funds, Rockwell Automation Stock Fund A, Rockwell Automation Stock Fund B or the Rockwell Automation Stock Fund.

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1.370 Hardship means an immediate and heavy financial need of the Participant for which the amount required is not reasonably available to the Participant from other sources and which arises for one of the following reasons:

(a)	the purchase (excluding mortgage payments) or construction of a principal residence for the Participant, or to prevent eviction from, or foreclosure on the mortgage on, the Participant’s principal residence;

(b)	the incurring of obligations for

(1)	tuition, related educational fees and room and board expenses for post-secondary education for the Participant, his spouse or one or more of his children or other dependents (as defined in Code §152) to be incurred during the twelve (12) month period immediately following the date of his request for distribution;

(2)	expenses not covered by insurance which either have been previously incurred by the Participant for, or are necessary in order for the Participant to obtain, medical care (as described in Code §213(d)) for himself, his spouse or one or more of his dependents (as defined in Code §152);

(3)	payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependent;

(4)	expenses for repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code §165; or

(c)	any other reason which is permitted under Code §401(k)(2)(B)(i)(IV).

1.380 Highly Compensated Employee Group means those individuals who are “highly compensated employees” within the meaning of Code §414(q) and includes any employee:

(a)	who is a 5% Owner, or

(b)	who had compensation from the Company in a particular Plan Year or in the year immediately preceding the said Plan Year in excess of Eighty Thousand Dollars ($80,000.00), as such figure may be adjusted from time to time.

The Plan Administrator may determine which Employees are highly compensated employees for purposes of this Section in any manner permitted by the said Code provision. Such determination (as well as the determination of which Employees are not highly compensated employees) will be made by the Plan Administrator on a consistent basis from Plan Year to Plan Year and a particular Plan Year’s Highly Compensated Employee Group (and Non-Highly Compensated Employee Group) will be determined by the Plan Administrator based upon data applicable to the year (“look-back year”) immediately preceding the said Plan Year; provided, however, that such determination for the initial Plan Year of the Plan’s existence will be based upon the data applicable to that initial Plan Year and the said initial Plan Year will be deemed to be the look-back year for such determination.

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1.390 Hour of Service means hours for which an Employee is paid or entitled to payment:

(a)	for the performance of duties for the Company or an Affiliated Company, including Rockwell Software, which shall be credited to the Employee for the period in which the duties are performed; or

(b)	on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

1.400 Investment Fund means one of the investment vehicles available to Participants.

1.410 Leave means a leave of absence which has been granted or approved by the Company.

1.420 Meritor means ArvinMeritor, Inc., a Delaware corporation, and its affiliates, successor by merger to Meritor Automotive, Inc.

1.430 Meritor Stock Fund means the Special Stock Fund described in Section 8.020(b)(5).

1.440 MindSpeed means MindSpeed Technologies, Inc.

1.450 MindSpeed Stock Fund means the Special Stock Fund described in Section 8.020(b)(10).

1.460 Named Fiduciary means the Employee Benefit Plan Committee, the Plan Administrator, the Employee Benefits Appeals Committee and the Trustee.

1.480 Non-Highly Compensated Employee Group means Employees who are not in the Highly Compensated Employee Group, as determined by the Plan Administrator.

1.490 Participant means a person who has elected to participate in the Plan or is eligible for Company Profit Sharing Contributions in accordance with Article II and Article IIA, respectively; provided, however, that such term will include a person who no longer has an effective election under Article II only so long as he retains an Account under the Plan.

1.500 Participant Contributions means, as applicable, a Participant’s:

(a)	Basic Pre-tax and Basic After-tax Contributions;

(b)	Supplemental Pre-tax and Supplemental After-tax Contributions;

(c)	Catch-up Contributions; and

(d)	Transfer and/or Rollover Contributions.

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1.510 Plan means this Rockwell Automation Retirement Savings Plan for Salaried Employees, as from time to time amended.

1.520 Plan Administrator means the person from time to time so designated by name or corporate office by the Employee Benefit Plan Committee to carry out the administrative functions of this Plan.

1.530 Plan Year means each twelve month period ending on the last day of December.

1.540 Pre-tax Contribution Account means a Plan Account with respect to a Participant which is comprised of his Basic Pre-tax Contributions, Supplemental Pre-tax Contributions and Catch-up Contributions, all as adjusted for gains or losses.

1.550 Pre-tax Contribution Percentage Limit means the maximum contribution percentage in each Plan Year for Highly Compensated Employee Group Participants and, for any Plan Year, may be equal to either (a) or (b) below:

(a)	the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by one and twenty-five hundredths (1.25); or

(b)	the lesser of

(1)	an amount which does not exceed the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Employee Group by more than two (2) percentage points, or

(2)	the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Employee Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash or deferred arrangement or matching contributions, both as defined in Code §401(m)(4), or employee contributions, are made, such other plan will be deemed to be a part of this Plan for the purpose of determining the Pre-tax Contribution Percentage Limit with respect to that Participant.

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1.560 Reemployment Date means the date on which a person first becomes an Employee of the Company following an Employment Severance Date.

1.570 Reliance Predecessor Plan means, as of December 31, 1998, the Reliance Electric Company Savings and Investment Plan which, as of January 1, 1999, forms a part of this Plan.

1.580 Retired Participant means a Participant who has had a Retirement.

1.590 Retirement means a termination of employment (i) after attainment of age 65 or (ii) after attainment of age 55 with at least 10 years of service.

1.600 Rockwell means Rockwell Automation, Inc., a Delaware corporation.

1.610 Rockwell Automation Stock Fund means the Investment Fund established by the Trustee on July 1, 2005 to purchase and hold the Common Stock of the Company and to receive and hold Company Matching Contributions, as described in Section 8.020(b)(3) and Appendix E. This Fund is comprised of the former Rockwell Automation Stock Fund A and Rockwell Automation Stock Fund B.

1.620 Rockwell Automation Stock Fund A means the Fund established by the Trustee for receipt and holding of Company Matching Contributions, as described in Section 8.020(b)(1) and Appendix E.

1.630 Rockwell Automation Stock Fund B means the Investment Fund established by the Trustee to purchase and hold the common stock of the Company, as described in Section 8.020(b)(2) and Appendix E.

1.640 Rockwell Collins means Rockwell Collins, Inc., a Delaware corporation, and its affiliates.

1.650 Rockwell Collins Stock Fund means the Fund established by the Trustee pursuant to the provisions of Section 8.020(b)(8).

1.660 Rockwell Predecessor Plan means, as of December 31, 1998, the Rockwell Automation, Inc. Savings Plan which, as of January 1, 1999, forms a part of this Plan.

1.670 Rockwell Software means the Rockwell Software business segment of Rockwell Automation.

1.680 Rollover Account means a Plan Account described in Section 2.050 which has its purpose the holding of amounts which are received by the Plan on a Participant’s behalf as a Rollover Contribution or a Transfer Contribution.

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1.690 Rollover Contributions mean the amounts described in Section 2.050 which are transferred to a Participant’s Rollover Account pursuant to the terms of subsection (b) of that Section.

1.700 Semiconductor Spin-off means the spin-off transaction, dated December 31, 1998, pursuant to which the Company’s semiconductor business became a separate, stand-alone company and the Company distributed shares of the common stock of that new company, Conexant Systems, Inc., to the Company’s shareowners.

1.710 Skyworks means Skyworks Solutions, Inc.

1.720 Skyworks Stock Fund means the Special Stock Fund described in Section 8.020(b)(7).

1.730 Special Stock Fund(s) means, together or individually, the Boeing Stock Fund, the Meritor Stock Fund, the Conexant Stock Fund, the Skyworks Stock Fund, Exxon Stock Fund, the Rockwell Collins Stock Fund and the MindSpeed Stock Fund, as well as any other such Fund which may be established in the future to hold such common stock as may result from a transaction similar in effect to the A&D Transaction and the Automotive, Semiconductor, Conexant Wireless and Collins Spin-offs.

1.740 Supplemental After-tax Contribution means the amounts contributed by a Participant to the Plan through payroll deductions pursuant to Section 2.030(b).

1.750 Supplemental Pre-tax Contributions means the amounts contributed to the Plan on behalf of a Participant pursuant to the Participant’s election under Section 2.030(a).

1.760 Tender Offer means any tender offer for, or request or invitation for tenders of, common stock subject to §14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company or any Affiliated Company, or by Boeing, Arvin Meritor, Conexant, ExxonMobil, Rockwell Collins, Skyworks or MindSpeed for its own common stock.

1.770 Transfer Contributions mean the amounts described in Section 2.050 which are transferred to a Participant’s Account pursuant to the terms of subsection (a) of the said Section.

1.780 Trust Agreement means the trust agreement entered into pursuant to Article VIII of this Plan.

1.790 Trust Fund means the fund, including the earnings thereon, held by the Trustee for all contributions made under this Plan by Participants and the Company.

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1.800 Trustee means the trustee or trustees of the trust described in Article VIII of this Plan.

1.810 Valuation Date means any New York Stock Exchange trading day.

1.820 Vesting Service means the period commencing with an Employee’s Employment Commencement Date and ending with his Employment Severance Date and the period from an Employee’s Reemployment Date to his subsequent Employment Severance Date. In addition, Vesting Service includes the period of time between an Employee’s Employment Severance Date and his Reemployment Date, if that period does not exceed twelve (12) months, except that if an Employee is absent because of a Leave and then resigns, is discharged or retires, the period of time during which the Employee may return and receive Vesting Service begins on the date of his resignation, discharge or retirement and ends one (1) year from the first day of such Leave. Vesting Service may also include service with an Acquired Company, as described in Appendix F.

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ARTICLE II: PARTICIPATION AND CONTRIBUTIONS

2.010 Participation. An Eligible Employee will be permitted to elect to become a Participant in the Plan as soon as is practicable following his commencement of service with an Affiliated Company. To the extent administratively feasible, an Eligible Employee’s election to contribute to the Plan will become effective on the first payroll payment date following his commencement of service as an Eligible Employee and will remain in effect, unless he elects otherwise, so long as he continues to be an Eligible Employee.

Notwithstanding the foregoing, any Eligible Employee who is hired (or rehired) on or after October 1, 2006 shall upon eligibility to become a Participant be deemed to have elected an automatic Basic Pre-Tax Contribution of three percent (3%) of such Participant’s Base Compensation to be contributed under the Plan if such participant has not made an affirmative contrary Basic Pre-Tax Contribution election. Such deemed automatic 3% Basic Pre-Tax Contribution shall be effective as soon as practicable following his commencement of service with an Affiliated Company and shall continue in effect until such Eligible Employee elects, in accordance with the rules adopted by the Plan Administrator, to make a contrary Basic Pre-Tax Contribution election, as described in this Section 2.010. An Eligible Employee to whom this deemed automatic 3% Basic Pre-Tax Contribution percentage applies shall be able to change such deferral percentage at any time.

Further notwithstanding the foregoing, effective January 1, 2008, any Eligible Employee who has not previously made an affirmative contrary Basic Pre-Tax Contribution election shall be deemed to have elected an automatic Basic Pre-Tax Contribution of three percent (3%) of such Participant’s base Compensation to be contributed under the Plan. Such deemed automatic 3% Basic Pre-Tax contribution shall be effective as of January 1, 2008 and shall continue in effect as described in the paragraph above.

2.020 Basic Contributions. A Participant may take either or both of the actions described in subsections (a) and (b) below:

(a)	elect to defer receipt of an amount equal to 1% through 6% of his regular Base Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Basic Pre-tax Contribution to his Pre-tax Contribution Account;

(b)	authorize having deducted from his regular Base Compensation 1% through 6% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Basic After-tax Contribution to his After-tax Contribution Account;

provided, however, that the percentages elected to be deferred or deducted and then made as Basic Pre-tax and Basic After-tax Contributions may together not exceed 6% of the Participant’s Base Compensation.

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2.030 Supplemental Contributions. A Participant who has made the elections and/or authorizations described in Section 2.020 will also be permitted to take either or both of the actions described in subsections (a) and (b) below:

(a)	(1)	if he is a non-Highly Compensated Employee, elect to defer receipt of an amount equal to 7% through 25% of his regular Base Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Supplemental Pre-tax Contribution to his Pre-tax Contribution Account;

	(2)	if he is a Highly Compensated Employee, elect to defer receipt of an amount equal to 7% through 12% of his regular Base Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Supplemental Pre-tax Contribution to his Pre-tax Contribution Account;

(b)	(1)	if he is a non-Highly Compensated Employee, authorize having deducted from his regular Base Compensation 7% through 25% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Supplemental After-tax Contribution to his After-tax Contribution Account; and

	(2)	if he is a Highly Compensated Employee, authorize having deducted from his regular Base Compensation 7% through 16% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Supplemental After-tax Contribution to his After-tax Contribution Account.

provided, however, that the percentages elected to be deferred or deducted and then made as Supplemental Pre-tax and Supplemental After-tax Contributions may together not exceed 19% of the Participant’s Base Compensation if he is a non-Highly Compensated Employee or 10% of the Participant’s Base Compensation if he is a Highly Compensated Employee.

2.040 Changes Between Pre-tax and After-tax Contributions. A Participant will be permitted to elect to increase or decrease at any time (and as often as he wishes) the rate of his Pre-tax and After-tax Contributions. Any such increase or decrease of the rate of the Participant’s Pre-tax and After-tax Contributions will be effective as soon as is reasonably possible after receipt by the Plan Administrator of the Participant’s election.

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2.045 Catch-up Contributions. In addition to the Basic Pre-tax Contributions and the Supplemental Pre-tax Contributions described, respectively, in Sections 2.020 and 2.030, subject to Section 3.020 and notwithstanding any of the nondiscrimination rules described in Code §401(a)(4) or limitations on Participant Contributions as are otherwise in effect under this Plan, including, but not limited to any such rules or limitations as are set forth in Sections 3.010 and 12.010, any Participants in the Plan who on or prior to the last day of a Plan Year will have attained age 50 and who has in place an election under Section 2.020 of at least 1% of Base Compensation will be permitted to elect to have an additional amount equal to 1% through 75% of his regular Base Compensation contributed as a pre-tax Catch-up Contribution to the Plan on his behalf during that Plan Year, so long as the total of any such Catch-up Contributions during the Plan Year are not in excess of the applicable dollar amount set forth in the said Section 3.020.

2.050 Transfer and Rollover Contributions. Transfers to this Plan of a Participant’s interest in another individual account plan will be permitted as set forth below:

(a)	A Participant who is presently an Eligible Employee but who formerly though an Employee was not an Eligible Employee may cause his account balances in the Rockwell Automation, Inc. Retirement Savings Plan for Hourly Employees to be transferred to this Plan. Such transferred account balance (which will be entirely in cash, Rockwell Automation common stock or in participant loans from the transferring plan) will constitute Transfer Contributions.

(b)	A Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

(1)	Such Rollover Contributions are eligible for receipt hereunder only if they are in the form of cash and are derived entirely from employee contributions or vested employer contributions to a retirement plan described in and subject to Code §401(a), a tax-sheltered annuity plan described in and subject to Code §403(b) or a governmental retirement plan described in and subject to Code §457.

(2)	No portion of such Rollover Contributions may be derived from a transfer from a qualified plan which at any time had permitted benefit payments in the form of a life annuity.

(c)	Transfer and Rollover Contributions will be credited to separate Rollover Accounts, which will be separate from the Participant’s Pre-tax and After-tax Contribution Accounts and, as such, will be subject to investment elections which are separate from those related to the Participant’s Pre-tax and After-tax Contribution accounts, but which will be subject to the same process as is set forth in Article IV of this Plan.

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2.060 Matching Contribution Formula.

(a)	The Company will contribute to the Plan on behalf of each Participant out of its current or accumulated profits Company Matching Contributions equal to fifty percent (50%) of the Participant’s Basic Pre-tax Contributions and Basic After-tax Contributions (up to 6% of Base Compensation) made pursuant to Section 2.020. Such Company Matching Contributions will be made in the form and subject to the limitations set forth in Section 2.070. Any forfeitures of Company Matching Contributions occurring during a Plan Year shall be used to reduce Company Matching Contributions for such Plan Year.

(b)	Notwithstanding the foregoing, Participants who are in the class of Employee that are eligible for Company Profit Sharing Contributions as described in Article IIA are not eligible to receive Company Matching Contributions.

2.070 Rules Concerning Matching Contributions.

(a)	Prior to January 1, 2006, Company Matching Contributions will not be made by the Company on behalf of a Participant until the Participant has completed six (6) months of employment with the Company or an Affiliated Company. Effective January 1, 2006, Participants will be immediately eligible to receive Company Matching Contributions.

(b)	No Company Matching Contributions will be made with respect to a Participant’s Supplemental Pre-tax Contributions, Catch-up Contributions, Supplemental After-tax Contributions, Rollover Contributions, or Transfer Contributions.

(c)	Company Matching Contributions will be made in the form of Rockwell Automation common stock, but may be made, in the discretion of the Board of Directors, in cash or in any combination of cash and Rockwell Automation common stock. Rockwell Automation common stock which is contributed will be valued at the New York Stock Exchange closing price on the Valuation Date immediately preceding the date on which the contribution is made.

(d)	Prior to July 1, 2005, Company Matching Contributions made hereunder, whether they are made in the form of Rockwell Automation common stock or cash, will be directed to Rockwell Automation Stock Fund A when they are contributed and, unless distributed to the Participant pursuant to Article V or transferred to an Investment Fund pursuant to Section 4.040, will remain in Rockwell Automation Stock Fund A, along with any dividends or other earnings on such common stock or cash. Effective July 1, 2005, Company Matching Contributions will be directed to the Rockwell Automation Stock Fund unless otherwise distributed or transferred as described above.

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ARTI CLE IIA: ROCKWELL SOFTWARE

COMPANY PROFIT SHARING CONTRIBUTIONS

2A.010 General. The Company, on an annual basis, may make Company Profit Sharing Contributions to this Plan with respect to the performance of the Rockwell Software business. Such Company Profit Sharing Contributions, but only such Contributions, will be subject to all of the provisions of this Article.

2A.020 Amount of Contributions. The amounts of any such a Company Profit Sharing Contribution for a given Plan Year will be determined by and at the discretion of the Company on an annual basis and will be made from its current or accumulated profits.

2A.030 Eligibility Service Requirement. A Participant will be eligible for a Company Profit Sharing Contribution if he was employed by Rockwell Software on the last day of the Plan Year and if he is identified on Appendix B to this Plan. Notwithstanding the foregoing, any Participant who was hired or rehired by Rockwell Software on or after September 1, 2007 shall not be eligible for a Company Profit Sharing Contribution and any Participant who transfers from employment with Rockwell Software to employment with Rockwell Automation, Inc. on or after September 1, 2007 shall no longer be eligible for a Company Profit Sharing Contribution, even if such Participant later transfers back to employment with Rockwell Software and is identified on Appendix B to this Plan.

2A.040 Allocation of Contributions. Company Profit-Sharing Contributions will be allocated to the Company Contribution Account of each Participant eligible for such allocation, based upon the ratio that such Participant’s Base Compensation for the applicable Plan Year bears to the total Base Compensation for the Plan Year of all Participants who are eligible for a contribution hereunder.

2A.050 Investment of Contributions. Company Profit Sharing Contributions will be made in cash and will be subject to the investment elections made by the Participant under Section 4.010 with regard to his own Participant Contributions.

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ARTICLE III: CONTRIBUTION LIMITATIONS

3.010 Limitations on Employee Pre-tax Contributions.

(a)	The aggregate amount in any calendar year of all of a Participant’s:

(1)	Basic and Supplemental Pre-tax Contributions to this Plan;

(2)	elective deferrals under any other cash or deferred arrangement (as defined in Code §402(g)); and

(3)	elective employer contributions to any simplified employee pension (as defined in and pursuant to, respectively, Code §§408(k)(1) and (6))

may not exceed Ten Thousand Dollars ($10,000.00), or such larger sum as may be in effect under Code §402(g)(5).

(b)	Prior to the beginning of, and periodically during, each Plan Year, the Plan Administrator will cause a test to be conducted of Pre-tax Contribution elections under Sections 2.020(a) and 2.030(a) in order to determine whether the Average Pre-tax Contribution Percentage for the Highly Compensated Employee Group exceeds the Pre-tax Contribution Percentage Limit. If it is determined that the Pre-tax Contributions made for any Plan Year by the Highly Compensated Employee Group would (if not reduced) cause the Average Pre-tax Contribution Percentage of that Group to exceed the Pre-tax Contribution Percentage Limit, the Plan Administrator will first reduce any Supplemental Pre-tax Contributions and then the Basic Pre-tax Contributions elected by Participants in the Highly Compensated Employee Group, so that the Pre-tax Contribution Percentage Limit will not be exceeded for the Plan Year:

(1)	Such reduction will be effective as of the first payroll date in the month following such determination and will be made by first reducing the Pre-tax Contribution Accounts of Highly Compensated Employee Group Participants who have the greatest dollar amount of Pre-tax Contributions (but not below the Highly Compensated Employee Group Participants with the next highest dollar amount of Pre-tax Contributions), and then, if necessary, reducing the Pre-tax Contributions of the Highly Compensated Employee Group Participants with the next highest dollar amount of Pre-tax Contributions (including the Pre-tax Contributions of the Highly Compensated Employee Group Participants whose Pre-tax Contributions have already been reduced by the Plan Administrator), and continuing in descending order until the Average Pre-tax Contribution Percentage for the Highly Compensated Employee Group satisfies the Pre-tax Contribution Limit.

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(2)	Such excess Pre-tax Contributions will be distributed to the affected Participants who are Highly Compensated Employee Group Participants as soon as practicable after the end of such Plan Year and in all events prior the end of the next following Plan Year. Effective January 1, 2006, income allocable to such excess Pre-tax Contributions with respect to any Participant that are distributed in the next following Plan Year shall equal the sum of the allocable gain or loss for the Plan Year, and any allocable gain or loss for the period between the end of the Plan Year and the date of the corrective distribution (i.e., the “gap period”). Income allocable to excess Pre-tax Contributions for the Plan Year and any gap period shall be calculated under any reasonable method as determined by the Plan Administrator, provided that such method is used for allocating income to Participants’ Pre-tax Contribution Accounts and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(c)	Reductions in Basic or Supplemental Pre-tax Contributions pursuant to subsection (b) of this Section will continue until the Plan Administrator determines that changed circumstances permit a revision of such Pre-tax Contributions, in which case the Plan Administrator will determine the amount by which such Pre-tax Contributions may be revised for the balance of the Plan Year.

(d)	In order to determine the amount of excess Pre-tax Contributions, if any, for the members of the Highly Compensated Employee Group, the Plan Administrator or his delegate will:

(1)	determine the “highly compensated employee” (as defined in Code §414(q)) in the Group with the highest Pre-tax Contribution Percentage (i.e., the amount of such employee’s Pre-tax Contributions in a particular Plan Year, divided by his Compensation for the Plan Year);

(2)	determine how much the said Percentage would have to be reduced to either satisfy the Average Pre-tax Contribution Percentage test under Code §401(k)(3) or cause such Percentage to equal the Pre-tax Contribution Percentage of the highly compensated employee with the next highest Percentage; and

(3)	repeat making the determination set forth in Paragraph (2) until such time as the Average Pre-tax Contribution Percentage test described in that Paragraph is satisfied.

The amount of excess Pre-tax Contributions for the members of the Highly Compensated Employee Group is equal to the amount equal to the sum of the hypothetical reductions described above, multiplied by such members’ Compensation.

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(e)	To the extent permitted under Section 3.015, the amount representing the additional amount of Base Compensation which would have been contributed as Supplemental Pre-tax or Basic Pre-tax Contributions on behalf of the Participant will be contributed by the Participant to the Plan, as appropriate, as Supplemental After-tax or Basic After-tax Contributions. In addition, to the extent permitted by regulation, the Plan Administrator may during or following a Plan Year cause Supplemental or Basic Pre-tax Contributions made on behalf of Highly Compensated Employee Group Participants to be recharacterized (on a uniform and non-discriminatory basis) as Supplemental or Basic After-tax Contributions to the extent necessary to prevent the Average Pre-tax Contribution Percentage for that Plan Year for those Participants from exceeding the Pre-tax Contribution Percentage Limit.

3.015 Limitations on After-tax Contributions and Matching Contributions.

(a)	Prior to the beginning of, and periodically during, each Plan Year, the Plan Administrator will cause a test to be conducted of After-tax Contribution elections under Sections 2.020(b) and 2.030(b) in order to determine whether the Average After-tax Contribution Percentage for the Highly Compensated Employee Group exceeds the After-tax Contribution Percentage Limit. If it is determined that the After-tax Contributions made for any Plan Year by the Highly Compensated Employee Group would (if not reduced) cause the Average After-tax Contribution Percentage of that Group to exceed the After-tax Contribution Percentage Limit, the Plan Administrator will first reduce any Supplemental After-tax Contributions and then the Basic After-tax Contributions elected by Participants in the Highly Compensated Employee Group, so that the After-tax Contribution Percentage Limit will not be exceeded for the Plan Year:

(1)	Such reduction will be effective as of the first payroll date in the month following such determination and will be made by first reducing the After-tax Contribution Accounts of Highly Compensated Employee Group Participants who have the greatest dollar amount of After-tax Contributions (but not below the Highly Compensated Employee Group Participants with the next highest dollar amount of After-tax Contributions), and then, if necessary, reducing the After-tax Contributions of the Highly Compensated Employee Group Participants with the next highest dollar amount of After-tax Contributions (including the After-tax Contributions of the Highly Compensated Employee Group Participants whose After-tax Contributions have already been reduced by the Plan Administrator), and continuing in descending order until the Average After-tax Contribution Percentage for the Highly Compensated Employee Group satisfies the After-tax Contribution Limit.

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(2)	Such excess After-tax Contributions will be distributed to the affected Participants who are Highly Compensated Employee Group Participants as soon as practicable after the end of such Plan Year and in all events prior the end of the next following Plan Year. Effective January 1, 2006, income allocable to such excess After-tax Contributions with respect to any Participant that are distributed in the next following Plan Year shall equal the sum of the allocable gain or loss for the Plan Year, and any allocable gain or loss for the period between the end of the Plan Year and the date of the corrective distribution (i.e., the “gap period”). Income allocable to excess After-tax Contributions for the Plan Year and any gap period shall be calculated under any reasonable method as determined by the Plan Administrator, provided that such method is used for allocating income to Participants’ After-tax Contribution Accounts and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(b)	Reductions in Basic or Supplemental After-tax Contributions pursuant to subsection (a) of this Section will continue until the Plan Administrator determines that changed circumstances permit a revision of such Contributions, in which case the Plan Administrator will determine the amount by which such Contributions may be revised for the balance of the Plan Year.

(c)	If it is determined as a result of tests of contribution elections pursuant to subsection (a) that there will be “excess aggregate contributions” (as defined in and determined pursuant to Code §401(m)(6)) in any Plan Year, such excess aggregate contributions and all income allocable thereto will be distributed, or, if forfeitable, forfeited, in the manner and within the time required by the said §401(m)(6). Income allocable to excess aggregate contributions with respect to any Participant shall equal the sum of the allocable gain or loss for the Plan Year, and, effective January 1, 2006, any allocable gain or loss for the period between the end of the Plan Year and the date of the forfeiture or corrective distribution (the “gap period”). Income allocable to excess aggregate contributions for the Plan Year and any gap period shall be calculated under any reasonable method as determined by the Plan Administrator, provided that such method is used for allocating income attributable to Participants’ Company Contribution Accounts, and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Any excess aggregate contributions made to the Plan shall be taken into account as employer contributions to the extent required in applicable IRS regulations.

(d)	In order to determine the amount of excess After-tax Contributions, if any, for the members of the Highly Compensated Employee Group, the Plan Administrator or his delegate will:

(1)	determine the “highly compensated employee” (as defined in Code §414(q)) in the Group with the highest After-tax Contribution Percentage (i.e., the amount of such employee’s After-tax Contributions in a particular Plan Year, divided by his Compensation for the Plan Year), such After-tax Contributions to include any excess Pre-Tax Contributions which are treated as After-tax Contributions due to recharacterization;

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(2)	determine how much the said Percentage would have to be reduced to either satisfy the Average After-tax Contribution Percentage test under Code §401(m)(3) or cause such Percentage to equal the After-tax Contribution Percentage of the highly compensated employee with the next highest Percentage; and

(3)	repeat making the determination set forth in Paragraph (2) until such time as the Average After-tax Contribution Percentage test described in that Paragraph is satisfied.

In making the determinations set forth in this Section, any amounts which were the subject of recharacterization of Pre-tax Contributions as After-tax Contributions will be included herein as being After-tax Contributions. The amount of excess After-tax Contributions for the members of the Highly Compensated Employee Group is equal to the amount equal to the sum of the hypothetical reductions described above, multiplied by such members’ Compensation.

3.020 Limits for Catch-up Contributions. Notwithstanding the limitations set forth in the preceding Section 3.010 or any other provision of this Plan, the aggregate amount of Catch-up Contributions for a given Plan Year of any Participant who, as of the end of a Plan Year, is at least age fifty (50), who intends to have Basic and Supplemental Pre-tax Contributions made to the Plan during the Plan Year which could be in excess of the limit set forth in the said Section 3.010 and who has a Basic Pre-tax or After tax Contribution election of at least 1% in place, will be permitted to elect to have Catch-up Contributions made on his behalf to the Plan in amounts totaling the limits set forth below for such Contributions:

Plan Year	Dollar Limit
2002	$1000.00
2003	$2000.00
2004	$3000.00
2005	$4000.00
2006	$5000.00
2007	$5000.00
2008	$5000.00

Such Dollar Limits for Plan Years subsequent to December 31, 2008 will be adjusted for increases in the cost of living at the same time and in the same manner as adjustments are made under Code §415(d).

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To the extent that any such Catch-up Contribution is in excess of the limits of this Section and, if not otherwise limited pursuant to any other provisions of this Plan which are applicable to Participant Contributions or Company Matching Contributions, such excess will nevertheless be contributed to the Plan as an After-tax Contribution of such Participant.

3.025 Qualified Nonelective Contributions. The Company may make qualified nonelective contributions on behalf of any Eligible Employee who is working in Puerto Rico, in order to satisfy applicable requirements of the Puerto Rico Internal Revenue Code of 1994, as amended. Such contributions shall be fully vested at all times and shall be made in a manner that also complies with applicable IRS rules (including IRS Regulation §1.401(m)-2(a)(6)).

3.030 Incorporation by Reference. The limitations of Internal Revenue Code §§401(k), 401(m) and 414(v) are hereby incorporated by reference. Articles II and III of the Plan set forth the basic requirements of Code §§401(k) and (m) and Section 414(v). In the event of any conflict between the provisions of these Articles II and III and the Code §401(k), 401(m) and/or 414(v) requirements, the provisions of Code §§401(k), 401(m) and 414(v) and regulations thereunder shall govern. The Plan also incorporates by reference any subsequent IRS guidance applicable under these Code provisions.

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ARTICLE IV: PLAN INVESTMENTS

4.010 Investment Elections. In addition to the elections and authorizations set forth in Article II, a Participant will be permitted to elect in which Investment Funds his Participant Contributions will be invested.

(a)	Such investments will be elected by the Participant among the Investment Funds in one percent (1%) increments, with the total of the elected percentage increments equaling one hundred percent (100%); provided, however, that the Participant will not be permitted to have any of the said Contributions invested in Rockwell Automation Stock Fund A, the Exxon Stock Fund or the Special Stock Funds.

(b)	The Participant will be permitted to change, on a daily basis, any previous Investment Fund election or elections he has made with regard to his Contributions pursuant to subsection (a), but he will not be permitted to elect to have investment of his Contributions changed to Rockwell Automation Stock Fund A, the Exxon Stock Fund or the Special Stock Funds.

(c)	The elections and changes to such elections which a Participant makes pursuant to this Section will be made by means of any method (including any available telephonic or electronic method which is acceptable to the Plan Administrator at the time the election or change is made by the Participant), and may be made at any time and will be effective as of the New York Stock Exchange closing immediately following the making of that election or change; provided, however, if it is determined by the Plan Administrator or his delegate that an investment election made by a Participant is invalid or defective, the Participant’s election prior to July 1, 2005, will, until duly corrected by him, be deemed to have been made in favor of the Stable Value Fund. Effective July 1, 2005, such an invalid or defective election will be deemed to have been made in favor of the appropriate target retirement Investment Fund based on such Participant’s date of birth.

(d)	The Account of any Participant who initially fails to make a valid investment election prior to becoming a participant in the Plan shall be invested in the appropriate target retirement Investment Fund based on such Participant’s date of birth (or such other Investment Fund as selected by the Trustee or as directed by the Plan Administrator). Prior to July 1, 2005, such Accounts were invested in a stable value fund.

4.020 Transfers from Investment Funds. A Participant will be permitted to have the whole or a portion of the value of his interest in any of the Plan’s Investment Funds (including, prior to July 1, 2005, Rockwell Automation Stock Fund B and after June 30, 2005, the Rockwell Automation Stock Fund), the Special Stock Funds and the Exxon Stock Fund which is attributable to his own Participant Contributions transferred out of such Fund and into any of the Investment Funds, except that a Participant who is a Divested Business Employee will not be permitted to elect to have such interest transferred into Rockwell Automation Stock Fund B. Notwithstanding the foregoing, effective from July 1, 2005 through November 7, 2007, a Divested Business Employee will be permitted to elect to have such interest transferred into the Rockwell Automation Stock Fund.

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4.021 Investment Fund Transfers — Employer Contributions Prior to October 1, 1995. The special transfer provisions set forth in this Section will be applicable to any portion of a Participant’s Company Contribution Account which is attributable to employer contributions which were made on the Participant’s behalf to the Allen-Bradley Predecessor Plan or to the Reliance Predecessor Plan prior to October 1, 1995. Such a Participant may elect to have such portion of his Company Contribution Account transferred to any of the Investment Funds other than Rockwell Automation Stock Fund B, but the Participant will be permitted to make a separate election to have any such portion transferred, prior to July 1, 2005, to Rockwell Automation Stock Fund A and on or after July 1, 2005, to the Rockwell Automation Stock Fund. Any amounts which are so transferred to Rockwell Automation Stock Fund A or, after June 30, 2005, the Rockwell Automation Stock Fund, may not be later transferred out of that Stock Fund, except as may be permitted under Section 4.040.

4.030 Transfers from Special Stock Funds. A Participant will be permitted to have the whole or a portion of the value of his interest in any of the Plan’s Special Stock Funds transferred out of such Funds pursuant to the rules and limitations set forth below:

(a)	A Participant who is an Employee of the Company or who is a former Employee who is not a Divested Business Employee may elect to have some or all of his interest in any Special Stock Fund which is attributable to his own Participant Contributions or Company Profit Sharing Contributions transferred to any Investment Fund, including Rockwell Automation Stock Fund B (or, after June 30, 2005, the Rockwell Automation Stock Fund), but the portion of his interest in a Special Stock Fund which is attributable to Company Matching Contributions may only be transferred to Rockwell Automation Stock Fund A (or, after June 30, 2005, the Rockwell Automation Stock Fund). Notwithstanding the foregoing, effective October 1, 2006, a Participant may transfer the portion of his interest in a Special Stock Fund which is attributable to Company Matching Contributions to any Investment Fund, including the Rockwell Automation Stock Fund. Further notwithstanding the foregoing, effective November 7, 2007, a Participant who is no longer an Employee (including a Participant who is a Divested Business Employee) or a Beneficiary may not make any transfers into the Rockwell Automation Stock Fund.

(b)	Prior to July 1, 2005, a Participant who is a Divested Business Employee may elect to have some or all of his interest in any Special Stock Fund, whether such interest is attributable to his own Participant Contributions or to Company Contributions, transferred to any Investment Fund other than Rockwell Automation Stock Fund B. Effective July 1, 2005 through November 7, 2007, a Divested Business Employee may elect to have some or all of his interest in any Special Stock Fund transferred into the Rockwell Automation Stock Fund. Effective November 7, 2007, a Divested Business Employee may not make any transfers into the Rockwell Automation Stock Fund.

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4.040 Transfers from Rockwell Automation Stock Fund A and the Rockwell Automation Stock Fund. On and after October 1, 2001, any Participant who has completed three (3) years of Vesting Service and who, therefore, has a fully vested and nonforfeitable interest in his Company Contribution account will be permitted at any time to have some or all of his interest in Rockwell Automation Stock Fund A transferred out of such Stock Fund and into one or more of the Plan’s other Investment Funds. Effective July 1, 2005, any Participant who has completed three (3) years of Vesting Service and who, therefore, has a fully vested and nonforfeitable interest in his Company Contribution Account will be permitted at any time to have some or all of his interest in the Rockwell Automation Stock Fund transferred out of such Stock Fund and into one or more of the Plan’s other Investment Funds. Effective October 1, 2006, any Participant will be permitted at any time to have some or all of his interest in the Rockwell Automation Stock Fund transferred out of such Stock Fund and into one more of the Plan’s other Investment Funds, regardless of a Participant’s years of Vesting Service.

4.045 Mandatory Transfer from the Rockwell Automation Stock Fund. Notwithstanding any other provision of this Article IV to the contrary, effective November 7, 2007, any Participant who is not an Employee at such time (including a Participant who is a Divested Business Employee) shall be deemed to have elected to transfer that portion of his interest in the Rockwell Automation Stock Fund that exceeds 15% of his total Account value as of such time to a target retirement Investment Fund based on such Participant’s date of birth.

Further, for each Plan Year beginning after December 31, 2007, the Plan Administrator shall select a date prior to June 30 on which any Participant who is not an Employee as of the preceding December 31 (including a Participant who is a Divested Business Employee) shall be deemed to have elected to transfer that portion of his interest in the Rockwell Automation Stock Fund that exceeds 15% of his total Account value to a target retirement Investment Fund based on such Participant’s date of birth. The Plan Administrator shall give affected Participants at least sixty (60) days prior notice of such transfer.

4.050 General Transfer Rules and Limitations. The Fund transfers described in the preceding Sections will be subject to the following limitations:

(a)	Any such transfer will be effected in dollar amounts or in increments of 1% of the value of the Participant’s interest in a transferring Fund, but in no event will any such transfer be in an amount less than Two Hundred and Fifty Dollars ($250.00), except that if the balance of a Participant’s interest in a Fund is less than Two Hundred and Fifty Dollars ($250.00), the Participant may elect to have the entire balance of his interest in the Fund transferred.

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(b)	Transfer elections may be made at any time, but each such election by a Participant will be effective and be thereafter irrevocable as of the New York Stock Exchange closing immediately following the Participant’s election. The elections may be made by means of any method (including any available telephonic or electronic method) which is acceptable to the Plan Administrator; provided, however, that, if it is determined by the Plan Administrator or his delegate that an investment election made by a Participant is invalid or defective, the Participant’s election will, until duly corrected by him, be deemed to have not been made.

(c)	Prior to July 1, 2005, at no time may assets be transferred from any of the Investment Funds or from the Exxon Stock Fund to Rockwell Automation Stock Fund A, except as is permitted pursuant to Section 4.021, nor may assets be transferred from any of the Special Stock Funds to Rockwell Automation Stock Fund A, except as is required by Section 4.030(a).

(d)	At no time may any Plan assets be transferred to any of the Special Stock Funds or the Exxon Stock Fund.

4.060 Participant’s Accounts. Separate Participant Contribution, Rollover (if applicable) and Company Contribution Accounts will be established and maintained by the Trustee to represent all amounts, adjusted for gains or losses thereon, which have been contributed by or on behalf of a Participant as Participant Contributions, Rollover Contributions, Transfer Contributions, Company Matching Contributions and Company Profit Sharing Contributions. Such separate Accounts must contain sufficient information to permit a determination of the dollar balance of the Participant’s Accounts at any time and to permit, with respect to Rockwell Automation Stock Funds A and B, the Exxon Stock Fund and the Special Stock Funds, a determination of the number of equivalent shares of common stock held on the Participant’s behalf in those Funds. Each Contribution on behalf of a Participant to an Investment Fund or Rockwell Automation Stock Funds A and B and each payment made to a Participant from an Investment Fund, the Exxon Stock Fund, a Special Stock Fund or Rockwell Automation Stock Funds A and B will result in a credit or charge to the Account representing the Participant’s interest in such Fund. In addition, dividend proceeds on Rockwell Automation common stock held in Rockwell Automation Stock Funds A and B will be used for the purchase, when possible, of additional shares of Rockwell Automation common stock for the two Funds and, therefore, will result in appropriate adjustments to the balances in the said Funds and to the value of the Participant’s interest in the said Funds. Effective July 1, 2005, “the Rockwell Automation Stock Fund” shall be substituted for all instances of “Rockwell Automation Stock Fund A,” “Rockwell Automation Stock Fund B” and “Rockwell Automation Stock Funds A and B” in this Section 4.060.

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4.070 Valuation and Participant Statements. As of each Valuation Date, an amount equal to the fair market value of the Funds (other than dividends received which are attributable to whole shares of Rockwell Automation common stock which were or are to be transferred to Participant Accounts subsequent to the record date for such dividend) will be determined by the Trustee in such manner and on such basis as it may deem appropriate. At least annually, but more frequently, if the Plan Administrator should so determine, the Trustee will forward by mail to each Participant a statement, in such form as the Plan Administrator deems appropriate, setting forth pertinent information relative to each Participant’s Accounts. Such statement will, for all purposes, be deemed to have been accepted as correct, unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within ninety (90) days of the date on which it was mailed to the Participant.

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ARTICLE V: VESTING AND ACCOUNT DISTRIBUTIONS

5.010 Vesting.

(a)	Every Participant will at all times have a One Hundred Percent (100%) vested and nonforfeitable interest in his After-tax Contribution Account, Pre-tax Contribution Account and, if applicable, Rollover Account.

(b)	A Participant who attains age sixty five (65) or dies while still an Employee will thereafter have a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Contribution Account. A Participant who has not yet attained age sixty five (65), but has completed three (3) years of Vesting Service will have One Hundred Percent (100%) vested and nonforfeitable interest in his Company Contribution Account.

(c)	Subject to subsection (b) above, a Participant who terminates employment at any time prior to completing three (3) years of Vesting Service will forfeit the portion of his Company Contribution Account which is not vested on his Employment Severance Date:

(1)	on his Employment Severance Date, if he receives a distribution of all of his vested Account balances at that time, but the Participant may have the said forfeiture restored, if he is reemployed by the Company or an Affiliated Company and repays the previously distributed amount within five (5) years of his Employment Severance Date, or

(2)	on the fifth anniversary of his Employment Severance Date, even though he does not receive a distribution as a result of his termination of employment and even though he is reemployed by the Company or an Affiliated Company, if his Reemployment Date is not within five (5) years of his Employment Severance Date;

provided, however, that a Participant’s Vesting Service with respect to Company Contributions made after his Reemployment Date will include his Vesting Service prior to his Employment Severance Date, if his Reemployment Date is less than five (5) years after his prior Employment Severance Date.

(d)	Notwithstanding any other provision in this Section to the contrary, if the vesting provisions in subsection (b) of this Section should be amended in the future, a Participant who has completed three (3) years of Vesting Service at that time may elect to have his vested percentage in his Company Contribution Account determined under the vesting provisions of subsection (b) as they were set forth prior to the said amendment.

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(e)	Any Participant who is a Divested Business Employee (including any employee of Rockwell Collins or of Rockwell Scientific Company LLC who was an Employee of the Company immediately prior to the Collins Spin-off) will have a One Hundred Percent (100%) vested and nonforfeitable interest in such Participant’s Company Contribution Account resulting from Company Matching Contributions and Company Profit Sharing Contributions made to that Account prior to the transaction which resulted in him becoming a Divested Business Employee.

5.020 Retirement, Death, Termination of Employment. Subject to the provisions of Section 5.070 and Section 5.080, as soon as administratively practicable after the occurrence of a Participant’s:

(a)	Retirement,

(b)	death, or

(c)	termination of employment,

a Participant or his Beneficiary (in the case of the Participant’s death) will receive the entire vested balance of his Plan Account. In the case, however, of Retirement, a Participant who would otherwise receive a distribution pursuant to the preceding sentence may instead make an election pursuant to the terms of Section 5.050.

Notwithstanding any provision of this Plan to the contrary, distribution of a Participant’s vested interest in his Accounts shall commence no later than the Participant’s “Required Beginning Date.” The Participant’s Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2, if the Participant is a more than 5% owner of the Company with respect to the Plan Year ending in that calendar year. For any other Participant, the Participant’s “Required Beginning Date” is the April 1 following the close of the calendar year in which the Participant terminates service with the Company, or if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. Distributions under the Plan made after the Participant’s Required Beginning Date shall be made in accordance with Article XIV.

5.030 Distributions to Participants Who Are Divested Business Employees. In the case of any Participant who is a Divested Business Employee who was prohibited (such prohibition being consistent with the Internal Revenue Service’s “same desk rule” in effect prior to September 1, 2000 for this Plan and other Code §401(k) plans) from having his Plan Account balance distributed to him while he was still employed by the acquirer (including Boeing, Meritor and Conexant) of a former component of the Company will be permitted to elect to have such Plan Account balance distributed to him on or after September 1, 2000, even though he is still employed by the said acquirer. Distributions under this Section will be made to the Participant as soon as practicable following his providing the Plan Administrator or his delegate with an election therefor. Such distributions must consist of the entire balance of the Participant’s Plan Account and must be paid in a lump sum in whatever form is elected by the Participant pursuant to Section 5.040.

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5.040 Form of Distributions – Stock or Cash. Distributions made under this Article will be made to Participants and, when applicable, their Beneficiaries in the form of cash or common stock, or in a combination of cash and common stocks, pursuant to subsections (a) and (b):

(a)	With respect to Investment Funds (other than Rockwell Automation Stock Fund B or, after June 30, 2005, the Rockwell Automation Stock Fund), a Participant will receive the entire balance of his Accounts in such Funds in cash. Such balance will be determined in the manner set forth in Section 4.070, by reference to the value of the Participant’s interest:

(1)	on the date of such Participant’s Retirement or termination of employment or,

(2)	in the case of the Participant’s death or disability and in the case of Divested Business Employee’s election to receive such distribution, on the date all documentation necessary to effect distribution has been received by the Plan Administrator or his delegate.

(b)	With respect to Rockwell Automation Stock Funds A and B, the Rockwell Automation Stock Fund and the Special Stock Funds, the Participant will be permitted, if he should so elect, to receive the entire balance of his Accounts in such Funds in the manner described in the preceding subsection or in shares, as applicable, of Rockwell Automation, ExxonMobil, Boeing, Meritor, Conexant, Rockwell Collins, Skyworks or MindSpeed common stock equal in number to the maximum number of whole shares of common stock which could be purchased for the closing price of that common stock on that date (as such price is documented on the New York Stock Exchange -- Composite Transactions listing) or, in the event such date falls on a day on which for any reason there are no trades of such stock reflected on such listing, the next trading day subsequent to that date. In addition, the Participant will be paid in cash for the value of any partial shares of the said common stock and the amount of any cash dividends received since that date which are attributable to the number of whole shares of common stock distributed to him.

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5.050 Payment Method for Distributions to Retiring Participants. Any Participant who is eligible for and wishes to receive a distribution under Section 5.020 on account of his Retirement will make an election concerning the form of distribution and will provide such election to the Plan Administrator or the Plan Administrator’s delegate prior to Retirement. The form of distributions such a Participant may elect will be in the form of either:

(a)	a lump sum payment, or

(b)	ten (10) or fewer annual installment payments, such installment payments to be equal to the value of the Participant’s Accounts as of the Valuation Date immediately preceding distribution, divided by the number of installments remaining at the time of each payment. The initial installment payment will be made as soon as is practicable after the effective date of the Participant’s election, with subsequent payments during the elected installment payment period to be made as of the annual anniversary date of the initial installment payment.

If a Participant who had previously Retired and commenced receipt of installment payments pursuant to subsection (b) returns to employment with the Company or an Affiliated Company (except as a Flex Force Employee), such installment payments will be suspended until the Participant’s subsequent retirement, at which time he would be permitted again to make the election described therein. In the event that no election concerning the form of distribution has been made by a Retired Participant by the end of the calendar year in which he has attained age seventy and one-half (70-1/2), distributions will be made in accordance with Article XIV.

5.060 [Reserved]

5.070 Participant’s Consent to Distribution of Benefits. Notwithstanding any other provisions of the Plan to the contrary, if the aggregate value of the vested and nonforfeitable Account balances of an individual who terminates his employment with the Company and is no longer a Plan Participant is One Thousand Dollars ($1,000.00) ($5,000 for Plan Years prior to 2005) or less, the Plan Administrator will arrange such balances to be consolidated and distributed to such Participant as soon as practicable following such termination pursuant to in the manner set forth in Section 5.020.

If such vested and nonforfeitable amount is in excess of One Thousand Dollars ($1,000.00) ($5,000 for Plan Years prior to 2005) and the Participant has not attained age seventy and one-half (70-1/2) at the time distribution of benefits under the Plan would otherwise be made, no distribution of benefits under the Plan will be made, unless the Plan Administrator or his delegate first obtains the Participant’s consent thereto. In the event such consent is not so obtained, the Participant’s Accounts will be retained by the Plan and will be maintained and valued in accordance with Article IV. Distribution of the Participant’s Accounts pursuant to this Section will be made following the date on which the Participant’s consent to such distribution is obtained or, if earlier, the date on which the Participant attains age seventy and one-half (70-1/2) or dies, in the manner provided under Article XIV and Section 5.080, respectively.

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5.075 Cashout Forfeitures and Repayments. In the case of a Participant who receives a distribution pursuant to Article V upon his termination of participation in this Plan when he has less than three (3) years of Vesting Service, such Participant will, at the time of the distribution, forfeit any portion of his Company Contribution Account which is not vested and nonforfeitable at the time of his termination of participation in the Plan. If such Participant should return to employment with the Company within five (5) years of the date of such distribution and forfeiture, the said forfeiture will be restored, if he repays the amount previously distributed. The amount restored, upon repayment of the distribution pursuant to this Section, will be equal to the amount forfeited at the time of the distribution, such amount to be unadjusted any gains or losses subsequent to the forfeiture and prior to the repayment.

Notwithstanding any other provisions of the Plan to the contrary, a Participant’s service with respect to which he received a distribution under this Section or under Section 6.040 will not be affected or reduced for eligibility purposes or for determination of his years of Vesting Service under Section 5.010.

5.080 Distributions to Beneficiaries. In the event of a Participant’s death, a distribution to the Participant’s Beneficiary shall be made as follows:

(a)	A Non-spousal Beneficiary shall receive a lump-sum payment as soon as administratively practicable following the Participant’s death.

(b)	A Spousal Beneficiary shall continue to receive installment payments that the Participant elected pursuant to Section 5.050, if any, unless such spousal Beneficiary elects to receive the Participant’s remaining Account balance in a lump sum payment at any time following the Participant’s death. In the event that no distribution election has been made by a Spousal Beneficiary prior to the time distributions are required under Code §401(a)(9) and regulations thereunder or installment payments are not completed by such time, distribution will be made in accordance with Article XIV.

5.090 Transfer of Distribution Directly to Eligible Retirement Plan. If a Participant, a Participant’s spouse entitled to distribution as his Beneficiary pursuant to Article VII or a former spouse entitled to distribution pursuant to Section 9.120(b) or, effective as of September 1, 2007, any individual entitled to a distribution as a Beneficiary pursuant to Article VII should so request in writing, the Plan Administrator will cause all or a portion of the amounts (including shares of Rockwell Automation, Boeing, ExxonMobil, Meritor, Conexant, Rockwell Collins, MindSpeed or Skyworks common stock) with respect to which the Participant would be taxed under Code §402 to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request will be made, in the case of a Participant, at the time his consent to such distribution is given to the Plan Administrator pursuant to Section 5.070, or at such later date as the Plan Administrator permits, or, in the case of the Participant’s spouse or former spouse, at such time as the Plan Administrator determines. Prior to effecting such a transfer the Plan Administrator may require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article.

5.100 Uncashed Checks. If the Plan Administrator distributes the assets in a Participant’s Account pursuant to this Article V and the distribution check is not cashed, a Participant will be entitled to request a new check. In such case, the amount of the new check will be equal to the amount of the original, uncashed distribution check and will not be adjusted for earnings and losses.

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ARTICLE VI: WITHDRAWALS AND LOANS

6.010 Withdrawals from Accounts by Participants under Age 59-1/2.

(a)	A Participant who has not yet attained age fifty-nine and one-half (59-1/2) may elect while still employed to withdraw certain amounts from his Accounts. As soon as is practicable after the Plan Administrator’s receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, common stock from his Accounts in the following order:

(1)	first, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions prior to January 1, 1987;

(2)	second, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions after December 31, 1986;

(3)	third, from that portion of his After-tax Contributions Account which is attributable to Basic After-tax Contributions;

(4)	fourth, from that portion of his Rollover Account which is attributable to pre-tax Rollover Contributions;

(5)	fifth, from that portion of his Rollover Account which is attributable to after-tax Rollover Contributions;

(6)	sixth, from that portion of his Company Contribution Account, if vested, which is attributable to his Basic After-tax Contributions;

(7)	seventh, from that portion of his Company Contribution Account, if vested, which is attributable to Company Matching Contributions under the Allen Bradley Predecessor Plan;

(8)	eighth, from that portion of his Pre-tax Contribution Account which is attributable to his Supplemental Pre-tax Contributions;

(9)	ninth, from that portion of his Account which is attributable to his Catch-up Contributions.

(10)	tenth, from that portion of his Pre-tax Contribution Account, which is attributable to his Basic Pre-tax Contributions.

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(b)	Withdrawals pursuant to this subsection may only be made by a Participant once every six (6) months; provided, however, that this limitation may be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if the withdrawal is requested for a reason associated with financial need of the Participant resulting from the effects of the said condition.

(c)	If a Participant should withdraw an amount from his Company Contribution Account pursuant to subsection (a)(6), Company Matching Contributions will be suspended and will not be made to his Company Contribution Account during the six-month period immediately following the withdrawal.

(d)	Withdrawals from a Participant’s Pre-tax Contribution Account pursuant to subsections (a)(7), (a)(8), (a)(9) or (a)(10) prior to his attainment of age fifty-nine and one-half (59-1/2) will only be permitted upon the occurrence of a Hardship and such withdrawals will be administered pursuant to Section 6.030.

(e)	With the exception of the types of withdrawals available to certain Participants pursuant to subsection (d), no Participant will be permitted to withdraw amounts in his Company Contribution Accounts which are attributable to his Basic Pre-tax Contributions prior to his attainment of age fifty-nine and one-half (59-1/2).

(f)	The portion of a Participant’s Company Contribution Account balance which is attributable to employer contributions which were made on his behalf to the Reliance Predecessor Plan prior to October 1, 1995 will be available for withdrawal by the Participant at any time, in whole or in part, if the Participant has a One Hundred Percent (100%) vested and nonforfeitable interest in that Account balance pursuant to Section 5.010(b); provided, however, that any such withdrawal will result in the suspension described in subsection (c) of this Section.

(g)	Withdrawals from Rockwell Automation Stock Funds A and B, the Rockwell Automation Stock Fund or the Special Stock Funds may, at the election of the withdrawing Participant, be in the form of cash or, as applicable, in the form of Rockwell Automation, ExxonMobil, Boeing, Meritor, Conexant, Rockwell Collins, Skyworks or MindSpeed common stock.

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6.020 Withdrawal from Accounts by Participants Over Age 59-1/2.

(a)	A Participant who has attained age fifty-nine and one-half (59-1/2) and is still employed by the Company may elect to withdraw any or all of the amounts in his Accounts. As soon as is practicable after the Plan Administrator’s receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, common stock from his Accounts in the following order:

(1)	first, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions prior to January 1, 1987;

(2)	second, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions after December 31, 1986;

(3)	third, from that portion of his After-tax Contributions Account which is attributable to Basic After-tax Contributions;

(4)	fourth, from that portion of his Rollover Account which is attributable to pre-tax Rollover Contributions;

(5)	fifth, from that portion of his Rollover Account which is attributable to after-tax Rollover Contributions;

(6)	sixth, from that portion of his Pre-tax Contribution Account which is attributable to his Supplemental Pre-tax Contributions;

(7)	seventh, from that portion of his Account which is attributable to his Catch-up Contributions.

(8)	eighth, from that portion of his Pre-tax Contribution Account which is attributable to his Basic Pre-tax Contributions

(9)	ninth, from that portion of his Company Contribution Account which is attributable to qualified non-elective contributions (QNECs);

(10)	tenth, from that portion of his Company Contribution Account, if vested, which is attributable to Company Matching Contributions under the Reliance Predecessor Plan;

(11)	eleventh, from that portion of his Company Contribution Account, if vested, which is attributable to Company Matching Contributions under the Allen Bradley Predecessor Plan;

(12)	twelfth, from that portion of his Company Contribution Account, if vested, which is attributable to his After-tax Basic Contributions;

(13)	thirteenth, from that portion of his Company Contribution Account, if vested, which is attributable to his Pre-tax Basic Contributions;

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(14)	fourteenth, from that portion of his Company Contribution Account attributable to qualified matching contributions (QMACs);

(15)	fifteenth, from that portion of his Account, if vested, which is attributable to ESOP dividends; and

(16)	sixteenth, from that portion of his Company Contribution Account, if vested, which is attributable to Company Profit Sharing Contributions.

(b)	Withdrawals from Rockwell Automation Stock Funds A and B, the Rockwell Automation Stock Fund or the Special Stock Funds may, at the election of the withdrawing Participant, be in the form of cash or, as applicable, in the form of Rockwell Automation, Exxon Mobil, Boeing, Rockwell Collins, Meritor, MindSpeed, Skyworks or Conexant common stock.

6.030 Hardship Withdrawals from Pre-tax Accounts. Subject to any restrictions the Plan Administrator might establish with respect to loans made pursuant to Section 6.060, the following provisions may apply, in the event of the occurrence of a Hardship.

(a)	An Participant who has not attained age fifty-nine and one-half (59-1/2) may request approval to withdraw some or all of the balance of his Pre-tax Contribution Account, if the Participant can demonstrate that the withdrawal is required as a result of a Hardship (including payment of any federal, state or local income taxes and penalties reasonably anticipated to result from such Hardship withdrawal).

(b)	Any determination of the existence of a Hardship, the reasonable availability to the Participant of funds from other sources and the amount necessary to be withdrawn on account of such Hardship will be made on the basis of all relevant facts and circumstances and in accordance with the provisions of this Section and Section 1.370, as applied in a uniform and nondiscriminatory manner. Such determination may, if it is reasonable in light of all relevant and known facts and circumstances, be based upon the Participant’s representation that the Hardship cannot be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by reasonable liquidation of the Participant’s assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

(3)	by suspension of Participant Contributions to the Plan; or

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(4)	by other distributions (other than Hardship distributions) or loans (which meet the requirements of Code §72(p)) from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

(c)	An individual who receives a Hardship distribution pursuant to this Section prior to his attainment of age fifty-nine and one-half (59-1/2) will not be permitted to make any Participant Contributions to the Plan during the six (6) months immediately following his receipt of the said Hardship distribution. In addition, such Hardship distributions will only be available to Participants hereunder only once every six (6) months.

(d)	The proceeds of a Hardship withdrawal made pursuant to this Section after December 31, 1999 may not be distributed or transferred (in the manner described in Section 6.070) from the Trustee of this Plan as an eligible rollover distribution to the custodian or trustee of an Eligible Retirement Plan.

(e)	Hardship withdrawals will be paid to a Participant in the order set forth in Section 6.010(a).

6.040 Forfeitures and Suspensions.

(a)	Subject to the exception described in subsection (b), in the event that a Participant with less than three (3) years of Vesting Service makes a withdrawal under Section 6.010 with the result that his Basic After-tax Contribution Account is the source of some or all of such withdrawal, the Participant will at that time forfeit the unvested portion of his Company Contribution Account which is attributable to the withdrawal. The forfeitable interest which is attributable to the Participant’s Basic After-tax Contributions will be determined by multiplying the dollar balance of the Participant’s Company Contribution Account by a fraction, the numerator of which is equal to the dollar value of the Basic After-tax Contributions which were withdrawn by the Participant and the denominator of which is the total dollar value of his After-tax Contribution Account attributable to his Basic After-tax Contributions (both such dollar values to be determined as of the date of the withdrawal). Before July 1, 2005, the Participant may have the forfeiture restored, if he repays, as an Employee of the Company, the amount previously withdrawn within five (5) years of the withdrawal; provided, however, that such a repayment will not be permitted within the first twelve (12) months immediately following the withdrawal.

(b)	If a Participant applies for and receives a Hardship withdrawal, pursuant to Section 6.030, from his Basic and /or Supplemental Pre-tax Contribution Account, the forfeitures described in subsection (a) will not be applicable.

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6.050 Allocation of Withdrawals Among Investment Funds. Withdrawals and forfeitures under Sections 6.010 through 6.040 will be taken from a Participant’s Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of such Accounts, but withdrawals for Hardship will not be permitted to be taken at any time from a Participant’s Accounts, if any, in the Special Stock Funds.

6.060 Loans. The Plan Administrator will establish, and may from time to time modify, procedures pursuant to which any Employee or other “party in interest” (as defined in ERISA §3(14)) may apply for and receive a loan from the Plan, in an amount not exceeding the least of (a), (b), (c) or (d):

(a)	the aggregate of the balances in the borrower’s Pre-tax and After-tax Contribution Accounts and, if applicable, in the portion of his Account attributable to QNECs or in his Rollover Account;

(b)	an amount which, when combined with all outstanding loans to the borrower from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000.00), reduced by the excess, if any, of

(1)	the highest outstanding and unpaid balances of all prior loans to the borrower from the Plan and such other plans during the twelve (12) month period immediately preceding the date on which such loan is made, over

(2)	the outstanding balance of any loan to the borrower from the Plan or such other plans on the date on which the loan is made;

(c)	one-half (1/2) of the aggregate of the balances of the borrower’s Accounts; or

(d)	such amount, not exceeding the amounts described in (a) through (c) above, as the Plan Administrator determines.

All such loans will be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis and will be governed by the provisions of Appendix C, as such Appendix is from time to time constituted, pursuant to determination of the Plan Administrator.

6.070 Transfer of Distribution or Withdrawal to Eligible Retirement Plan. Except in the case of Hardship withdrawals pursuant to Section 6.030, if a Participant who is entitled to an in-service withdrawal under this Article VI should so request in writing at the time his election to receive such withdrawal is made or at such later date as the Plan Administrator may permit, the Plan Administrator will cause all or a portion of the amounts (including shares of Rockwell Automation, ExxonMobil, Boeing, Meritor, Conexant, Rockwell Collins, Skyworks or MindSpeed common stock) with respect to which the Participant would be taxable under Code §402 to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Prior to effecting such transfer the Plan Administrator will require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article. (Further, the Plan Administrator shall not direct the Trustee to engage in a direct transfer of Pre-tax Accounts to another plan unless the Plan Administrator reasonably concludes that the accepting plan will continue to apply the 401(k) distribution restrictions to transferred Pre-tax Accounts.)

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ARTICLE VII: DEATH BENEFITS

7.010 Designation of a Beneficiary. Subject to the provisions of Section 7.020, in the event of a Participant’s death, payment of the benefits provided under this Plan will be made to such person or persons as he has designated as his Beneficiary to receive such benefits.

7.020 Spouse as Automatic Beneficiary. In the case of a Participant who has been married for at least one (1) year at the time of his death and who dies prior to complete distribution of his Accounts, the Beneficiary will be deemed to be the Participant’s spouse regardless of any contrary designation, unless the Participant has filed with the Plan Administrator a written Beneficiary designation naming a person or persons other than such spouse. Such written designation must be accompanied by a written consent of the Participant’s spouse, but may be accepted by the Plan Administrator without such a written consent, if it is established to the Plan Administrator’s satisfaction that such a written consent cannot be obtained because:

(a)	there is no spouse;

(b)	the spouse cannot be located; or

(c)	other circumstances exist, as permitted under Code §417(a)(2), which prevent presentation of such consent to the Plan Administrator.

Such written consent (which must be witnessed by a notary public) must be on a form furnished to the Participant by the Plan Administrator and must acknowledge the effect of the consent. In the event that a Participant has a new spouse to whom he has been married for a one (1) year period, the previous designation of a prior spouse will be void and the new spouse will be deemed to be the Participant’s Beneficiary, unless the Participant makes a written designation of a person or persons other than the new spouse in a manner described above in this Section.

7.030 Beneficiary Changes. A Participant may change his designation of Beneficiary at any time by filing a request for such change with the Plan Administrator (or such other person as is designated by the Plan Administrator). Such change will become effective only upon receipt of the request by the Plan Administrator (or the Plan Administrator’s delegate), but upon such receipt, the change will relate back to and be effective as of the date the Participant signed such request; provided, however, that the Plan Administrator, the other named fiduciaries and the Trust Fund will be not be liable in any way or to any degree for any payment made to the Beneficiary designated before receipt of such request.

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7.040 Participant’s Estate as Beneficiary in Certain Cases. The benefits payable from a Participant’s Accounts at the time of his death will be paid to the Participant’s estate, if any of the following circumstances should exist at the time of his death:

(a)	no valid designation of Beneficiary exists pursuant to this Article;

(b)	the Plan Administrator or Trustee has a doubt as to the rights of a potential Beneficiary; or

(c)	a previously designated Beneficiary predeceases the Participant.

In such case, the Plan Administrator and the Trustee will not be individually liable in any manner and to any degree with respect to such payment.

7.050 Payment to a Beneficiary. Upon receipt by the Plan Administrator (or another person designated by him) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of the Beneficiary, the Plan Administrator will direct the Trustee to pay the Participant’s Accounts to such Beneficiary in accordance with Article V.

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ARTICLE VIII: TRUST AGREEMENT

8.010 Establishment of Trust Fund. The property resulting from contributions made on behalf of all Participants, including contributions made by the Company, will be held in a Trust Fund by a Trustee selected by the Employee Benefit Plan Committee pursuant to a Trust Agreement entered into between such Trustee and the Employee Benefit Plan Committee.

8.020 Investment Funds and Stock Funds. The Plan, as well as the Trust Fund associated with the Plan, is intended to at all times be structured and administered in a manner which conforms to the requirements of ERISA §404(c). In keeping with the requirements of the said ERISA provision, the Trustee will establish and maintain as parts of the Trust Fund individual Investment Funds and Stock Funds, as are described below.

(a)	The Investment Funds available under the Trust Fund will consist of mutual funds or collective funds, accounts or other similar investment vehicles, which will consist of and be identical to the individual Plan Investment Funds.

(b)	Except as otherwise indicated, the Stock Funds prior to March 31, 2006 are as described below:

(1)	Rockwell Automation Stock Fund A will consist of all cash, Rockwell Automation common stock and the proceeds and income from that common stock, which are attributable to Company Matching Contributions. The dividends or other proceeds or income received by Rockwell Automation Stock Fund A will be invested by the Trustee in Rockwell Automation common stock and will remain in the said Rockwell Automation Stock Fund A. Effective July 1, 2005, Rockwell Automation Stock Fund A and Rockwell Automation Stock Fund B will be combined into the Rockwell Automation Stock Fund.

(2)	Rockwell Automation Stock Fund B will consist of all cash, Rockwell Automation common stock and the proceeds and income from that common stock, which are attributable to Participant Contributions and Company Profit Sharing Contributions designated as contributions to Rockwell Automation Stock Fund B. The dividends and other proceeds or income received by Rockwell Automation Stock Fund B will be invested by the Trustee in Rockwell Automation common stock and will remain in the said Rockwell Automation Stock Fund B. Effective July 1, 2005, Rockwell Automation Stock Fund A and Rockwell Automation Stock Fund B will be combined into the Rockwell Automation Stock Fund.

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(3)	Rockwell Automation Stock Fund will consist of all assets of Rockwell Automation Stock Fund A and Rockwell Automation Stock Fund B as of July 1, 2005, as well as all cash, Rockwell Automation common stock and the proceeds and income from that common stock, which are attributable to Participant Contributions and Company Profit Sharing Contributions designated as contributions to the Rockwell Automation Stock Fund and Company Matching Contributions. The dividends or other proceeds or income received by the Rockwell Automation Stock Fund will be invested by the Trustee in Rockwell Automation common stock and will remain in the said Rockwell Automation Stock Fund.

(4)	The Boeing Stock Fund will consist of common stock of Boeing received by Rockwell Automation Stock Funds A and B pursuant to the A&D Agreement and as part of the A&D Transaction. Any dividends or other income received by the Boeing Stock Fund which are attributable to Company Matching Contributions will be transferred to Rockwell Automation Stock Fund A (or, after June 30, 2005, the Rockwell Automation Stock Fund) and then invested by the Trustee in Rockwell Automation common stock in the said Rockwell Automation Stock Fund A (or Rockwell Automation Stock Fund). Any dividends or other income received by the Boeing Stock Fund which are attributable to Participant Contributions or Company Profit Sharing Contributions will be transferred to a stable value fund.

(5)	The Meritor Stock Fund will consist of common stock of Meritor Automotive, Inc. (now known as “ArvinMeritor, Inc.”) received by Rockwell Automation Stock Funds A and B as part of the Automotive Spin-off. Any dividends or other income received by the Meritor Stock Fund which are attributable to Company Matching Contributions will be transferred to Rockwell Automation Stock Fund A and then invested by the Trustee in Rockwell Automation common stock in the said Rockwell Automation Stock Fund A. Any dividends or other income received by the Meritor Stock Fund which are attributable to Participant Contributions or Company Profit Sharing Contributions will be transferred to a stable value fund.

(6)	The Conexant Stock Fund will consist of common stock of Conexant received by Rockwell Automation Stock Funds A and B as part of the Semiconductor Spin-off. Any dividends or other income received by the Conexant Stock Fund which are attributable to Company Matching Contributions will be transferred to Rockwell Automation Stock Fund A (or, after June 30, 2005, the Rockwell Automation Stock Fund) and then invested by the Trustee in Rockwell Automation common stock in the said Rockwell Automation Stock Fund A (or the Rockwell Automation Stock Fund). Any dividends or other income received by the Conexant Stock Fund which are attributable to Participant Contributions or Company Profit Sharing Contributions will be transferred to a stable value fund.

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(7)	The Skyworks Stock Fund will consist of common stock of Skyworks, Solutions, Inc. received by the Conexant Stock Fund as part of the Conexant Wireless Spin-off. Any dividends or other income received by the Skyworks Stock Fund which are attributable to Company Matching Contributions will be transferred to Rockwell Automation Stock Fund A (or, after June 30, 2005, the Rockwell Automation Stock Fund) and then invested by the Trustee in Rockwell Automation common stock in the said Rockwell Automation Stock Fund A (or, after June 30, 2005, the Rockwell Automation Stock Fund). Any dividends or other income received by the Skyworks Stock Fund which are attributable to Participant Contributions will be transferred to a stable value fund.

(8)	The Rockwell Collins Stock Fund will consist of common stock of Rockwell Collins received by Rockwell Automation Stock Funds A and B (or, after June 30, 2005, the Rockwell Automation Stock Fund) as part of the Collins Spin-off. Any dividends or other income received by the Rockwell Collins Stock Fund which are attributable to Company Matching Contributions will be transferred to Rockwell Automation Stock Fund A (or, after June 30, 2005, the Rockwell Automation Stock Fund) and then invested by the Trustee in Rockwell Automation common stock in the said Rockwell Automation Stock Fund A (or, after June 30, 2005) the Rockwell Automation Stock Fund). Any dividends or other income received by the Rockwell Collins Stock Fund which are attributable to Participant Contributions or Company Profit Sharing Contributions will be transferred to a stable value fund.

(9)	The Exxon Stock Fund will consist of shares of the common stock of Exxon Corporation (now known as “Exxon Mobil Corporation”) previously purchased by the Trustee of the Reliance Predecessor Plan. Any dividends or other income received by the Exxon Stock Fund which are attributable to Company Matching Contributions will be transferred to Rockwell Automation Stock Fund A (or after June 30, 2005, to the Rockwell Automation Stock Fund) and then invested by the Trustee in Rockwell Automation common stock. Any dividends or other income receive by the Exxon Stock Fund which are attributable to Participant Contributions or Company Profit Sharing Contributions will be transferred to a stable value fund.

(10)	The MindSpeed Stock Fund will consist of common stock of MindSpeed Technologies, Inc. received by the Skyworks Stock Fund as part of the MindSpeed Technologies Spin-off. Any dividends or other income received by the MindSpeed Stock Fund which are attributable to Company Matching Contributions will be transferred to Rockwell Automation Stock Fund A (or, after June 30, 2005, the Rockwell Automation Stock Fund) and then invested by the Trustee in Rockwell Automation common stock in the said Rockwell Automation Stock Fund A (or, after June 30, 2005, the Rockwell Automation Stock Fund). Any dividends or other income received by the MindSpeed Stock Fund which are attributable to Participant Contributions or Company Profit Sharing Contributions will be transferred to a stable value fund.

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(c)	Effective March 31, 2006, all of the Special Stock Funds other than the Rockwell Automation Stock Funds and the Exxon Stock Fund will be discontinued. Participants who fail to transfer their interests in the Plan from one of the discontinued Special Stock Funds to an Investment Fund or to the Rockwell Automation Stock Fund (as otherwise permitted under Article IV of this Plan) by March 31, 2006 will be deemed to have elected to have such amounts transferred to the appropriate target retirement Investment Fund based on a Participant’s date of birth.

(d)	Effective June 29, 2007, the Exxon Stock Fund will be discontinued. Any Participant who fails to transfer his interest in the Plan from the Exxon Stock Fund to an Investment Fund or to the Rockwell Automation Stock Fund (as otherwise permitted under Article IV of this Plan) by June 29, 2007, will be deemed to have elected to have such amounts transferred to the appropriate target retirement Investment Fund based on such Participant’s date of birth.

8.030 Trustee’s Powers and Authority. Subject to the provisions of Section 8.050 concerning certain power and authority connected with the common stock of Rockwell Automation, which is held in Rockwell Automation Stock Funds A and B or the Rockwell Automation Stock Fund, the Trustee will have full authority and discretion with respect to management of the assets of the Trust Fund, including management of the assets of the individual Investment Funds held thereunder.

8.040 Statutory Limits. In making all investments pursuant to this Plan, the Trustee will:

(a)	be subject to applicable provisions of ERISA governing the exercise of its fiduciary responsibilities on behalf of the Trust Fund and this Plan, as well as to all applicable securities laws governing the investments of the Trust Fund (including any investment companies or mutual funds therein), but will not be bound by any law or any court doctrine of any state or jurisdiction limiting trust investments, except as otherwise provided or permitted by ERISA;

(b)	at all times give consideration to the cash requirements of the Plan; and

(c)	not cause the Plan to engage in any transaction constituting a prohibited transaction under ERISA §406.

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8.050 Duty of Trustee as to Common Stock in Stock Funds.

(a)	Except as otherwise provided in this Section, the duty with respect to the voting, retention, and tendering of common stock held in Rockwell Automation Stock Funds A and B, the Rockwell Automation Stock Fund and in the Special Stock Funds will lie solely with the Trustee and will be exercised in the Trustee’s discretion.

(b)	With respect to any matter as to which a vote of the outstanding shares of such common stock held in such a Stock Fund is solicited:

(1)	the Trustee will solicit the direction in writing of each Participant, as to the manner in which voting rights of the Participant’s vested and non-vested shares of common stock held in or credited to a Stock Fund as of the record date fixed for determining the holders of common stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant; and

(2)	the Trustee, in its sole discretion, will exercise voting rights of shares of common stock held in the Stock Funds as to which no timely direction has been received pursuant to paragraph (1).

(c)	In the event of any Tender Offer:

(1)	the Trustee will solicit the direction in writing of each Participant, as to the tendering or depositing of any vested or non-vested shares of common stock held in any Stock Fund with respect to such Participant and, except as limited by subsection (d), will tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

(2)	the Trustee will have the duty, except as limited by subsection (d), with respect to the retention, tendering or depositing of shares of common stock held in any Stock Fund as to which no timely direction has been received pursuant to paragraph (1);

(d)	Shares of common stock held in the Stock Funds will not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earlier of:

(1)	immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited, or

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(2)	immediately preceding the expiration of the period during which such shares of common stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer, or

(3)	the expiration of thirty (30) days from the date of the Trustee’s solicitation of Participants’ written direction pursuant to subsection (c)(1).

(e)	The duty with respect to the withdrawal, or other exercise of any right of withdrawal, of shares of common stock held in a Stock Fund which have been tendered or deposited pursuant to any such Tender Offer will be solely that of the Trustee; provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of common stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawal of, or other exercise of any right to withdraw, such shares of common stock and, if such solicitation is made, the Trustee will act in accordance with the last dated timely written direction, if any, of each such Participant.

8.060 Rights in the Trust Fund. Nothing in the Plan or in the Trust Agreement will be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

8.070 Taxes, Fees and Expenses of the Trustee.

(a)	The reasonable fees and expenses of the Trustee (including the reasonable expenses of the Trustee’s counsel) will be paid from the Trust Fund and will constitute a charge on the Trust Fund until so paid; provided, however, that in no event will the Trust Fund nor the Company (unless the Company is specifically so directed by resolution of the Company’s Board of Directors) pay any such Trustee fees or expenses:

(1)	for preparation or prosecution of any action against the Company, the Plan, any member of the Employee Benefit Plan Committee or the Plan Administrator, or

(2)	for the defense or settlement of, or the satisfaction of a judgment related to, any proceeding arising either out of any alleged misfeasance or nonfeasance in any person’s performance of duties with respect to the Plan or out of any alleged wrongful act against the Plan.

Included in the reasonable expenses payable from the Trust Fund are any direct internal costs (which may include reimbursement of compensation of employees of the Company) associated with Plan operations and administration, the payment of which will be in conformity with the requirements of Title I of ERISA. Neither the Plan Administrator nor the members of the Employee Benefit Plan Committee may be compensated from the Plan but may be compensated by the Company for services rendered on behalf of the Plan.

(b)	Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, will be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof will be paid from the Trust Fund.

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ARTICLE IX: ADMINISTRATION

9.010 General Administration. Authority to control and manage the operation and administration of the Plan has been vested in the Employee Benefit Plan Committee by the Board, except to the extent that:

(a)	the Plan Administrator is allocated any such authority under the Plan;

(b)	the Trustee may, pursuant to Article VIII, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan;

(c)	the Employee Benefit Plan Committee, the Plan Administrator, the Employee Benefits Appeals Committee and the Trustee constitute ERISA named fiduciaries of the Plan.

Neither the Company nor the Board shall control or manage the operation or administration of the Plan nor be fiduciaries with respect to the Plan. All functions of the Company and the Board under the Plan shall be settlor functions and not fiduciary functions.

9.020 Employee Benefit Plan Committee. The Employee Benefit Plan Committee shall consist of the Company’s Director-Global Benefits and up to four other members appointed by the Company’s Director-Global Benefits. The Employee Benefit Plan Committee will act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to Section 9.060(c).

9.025 Employee Benefits Appeals Committee. The Employee Benefits Appeals Committee shall consist of up to seven (7) members, each appointed by the Plan Administrator. The Plan Administrator shall designate one member to serve as Chairperson and a second member to service as Vice-Chairperson. The Employee Benefits Appeals Committee will review claims and appeals pursuant to the procedures described in Article X.

9.030 Employee Benefit Plan Committee Records. The Employee Benefit Plan Committee will keep such records and data as it deems appropriate and it will from time to time file with the Board of Directors such reports as the latter may request. It will be a function of the Employee Benefit Plan Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Committee will be final and conclusive.

9.035 Employee Benefits Appeals Committee Records. The Employee Benefits Appeals Committee will keep records of all participant claims and appeal submitted to it pursuant to Article X. The Employee Benefits Appeals Committee may from time to time file with the Plan Administrator or Employee Benefit Plan Committee such reports as the latter may request.

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9.040 Funding Policy. The Employee Benefit Plan Committee will be responsible for determining a funding policy of the Plan and will from time to time advise the Trustee of such policy.

9.050 Allocation and Delegation of Duties Under Plan. The Employee Benefit Plan Committee, Employee Benefits Appeals Committee and the Plan Administrator each have the following powers and authorities:

(a)	to designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities; and

(b)	to employ such legal, consultant, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan including one or more persons to render advice with regard to any responsibility any fiduciary may have under the Plan.

9.060 Employee Benefit Plan Committee Powers. In addition to any powers and authority conferred on the Employee Benefit Plan Committee elsewhere in the Plan or by law, the Employee Benefit Plan Committee has the following powers and authority:

(a)	to allocate fiduciary responsibilities, other than trustee responsibilities (responsibilities under the Trust Agreement to manage or control the Plan assets) to one or more members of the Employee Benefit Plan Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee) to carry out such fiduciary responsibilities;

(b)	to determine the manner in which the assets of this Plan, or any part thereof, will be disbursed by the Trustee, except as relates to the making and retention of investments; and

(c)	to establish rules and regulations from time to time for the conduct of the Employee Benefit Plan Committee’s business and for the administration and effectuation of its responsibilities under the Plan.

9.070 Plan Administrator. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan, the Plan Administrator has the following powers and authority:

(a)	to administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised by any Employee, Participant, Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to anything or matter otherwise within his discretion, will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever;

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(b)	to designate one or more persons, other than the Trustee, to carry out fiduciary responsibilities (other than trustee responsibilities);

(c)	to establish rules and regulations from time to time for the administration and effectuation of his responsibilities under the Plan.

The Plan Administrator has such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and will have such other power and authority as is necessary to fulfill his responsibilities under ERISA or under the Plan. Benefits under the Plan shall be payable to any party only if the Plan Administrator or its designee, including the Employee Benefits Appeals Committee, decides in its discretion that the party is entitled to them. Any final determination by the Plan Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Plan Administrator or its designee at the time of such determination.

9.080 Reliance Upon Documents and Opinions. The members of the Employee Benefit Plan Committee and the Employee Benefits Appeals Committee, the Plan Administrator, the Board of Directors and the Company will be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultants or consulting firms, opinions furnished by legal counsel and reports furnished by the Trustee. The members of the Employee Benefit Plan Committee and the Employee Benefits Appeals Committee, the Plan Administrator, the Board of Directors and the Company will be fully protected and will not be liable in any manner whatsoever, except as otherwise specifically provided by law, for anything done or action taken or suffered in reliance upon any such consultant, Trustee or counsel. Any and all such things done or such actions taken or suffered by the Employee Benefit Plan Committee, the Employee Benefits Appeals Committee, the Plan Administrator, the Board of Directors and the Company will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law. The Employee Benefit Plan Committee, the Employee Benefits Appeals Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records will be conclusive with respect to all Employees, Participants, and Beneficiaries.

9.090 Requirement of Proof. The Employee Benefit Plan Committee, the Plan Administrator, the Employee Benefits Appeals Committee, the Board of Directors or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no such person may acquire any rights or be entitled to receive any benefits under this Plan until such proof is furnished as so required.

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9.100 Limitation and Indemnification. Except as provided in Part 4 of Title 1 of ERISA, no person will be subject to any liability with respect to his duties under the Plan, unless he acted fraudulently or in bad faith. No person will be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA §405(a) and 405(c)(2)(A) or (B). No action or responsibility will be deemed to be a fiduciary action or responsibility except to the extent required by ERISA. The Company shall indemnify the Plan Administrator, each member of the Employee Benefit Plan Committee, each member of the Employee Benefits Appeals Committee and any other employee of the Company with duties under the Plan, to the full extent permitted by law against expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by him in connection with any claims against him by reason of this position in connection with the Plan or his duties under the Plan. Such rights of indemnification shall include the right to be paid by the Company expenses, including attorney’s fees, incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding upon receipt of an understanding by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified by the Company.

9.110 Mailing and Lapse of Payments. All payments under the Plan will be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 9.130 below. If the Participant is deceased and payment cannot be made alternately to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his Beneficiary are known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable will be retained by the Trustee until the amount can be distributed pursuant to the provisions of this Plan or of applicable law.

9.120 Non-Alienation. No right or benefit provided for in the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance (including garnishment, attachment, execution or levy of any kind or charge) and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same will be void; provided, however, that the foregoing will not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to:

(a)	a federal income tax levy issued against the Participant by the Internal Revenue Service; or

(b)	a domestic relations order, which the Plan Administrator determines is a qualified domestic relations order under Code §414(p) and which requires that the order’s alternate payee (as defined in the said Code section) will be paid in a lump sum as soon as is practicable following the order’s issuance.

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9.130 Notices and Communications. Each Participant will be responsible for furnishing the Plan Administrator or his designee with his current address and the correct current name and address of his Beneficiary. All communications from Participants must be in the manner from time to time prescribed by the Plan Administrator or his designee and must be addressed or communicated (including telephonic communications) to such entity or Company office as may be designated by the Plan Administrator, and will be deemed to have been given to the Company when received by such entity or Company office. Each communication directed to a Participant or Beneficiary must be in writing and may be delivered in person or by mail, in which latter event it will be deemed to have been delivered and received by him when so deposited in the United States Mail with postage prepaid addressed to the Participant or Beneficiary at his last address of record with the office designated by the Plan Administrator.

9.140 Company Rights. The Company’s rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment will not be affected in any manner by reason of the existence of the Trust Agreement or the Plan, or any action taken under them.

9.150 Payments on Behalf of Incompetent Participants or Beneficiaries. In the event that the Plan Administrator or his designee finds that any Participant or Beneficiary to whom a benefit is payable under the terms of this Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his benefit without responsibility on the part of the Plan Administrator, the Employee Benefit Plan Committee, the Employee Benefits Appeals Committee, the Company or the Trustee to follow the application of such payment. Any such payment will be a payment for the account of the Participant or Beneficiary and will operate as a complete discharge of all liability therefor under this Plan of the Trustee, the Company, the Plan Administrator, the Employee Benefits Appeals Committee and the Employee Benefit Plan Committee.

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ARTICLE X: PARTICIPANT CLAIMS

10.010 Claims and Appeals Procedures. The following paragraphs set forth the exclusive procedure for making claims against the Plan. Any person making a claim hereunder shall proceed as follows:

(a)	Request for Benefits. Benefits shall be requested by written application on a form filed in accordance with procedures established and uniformly applied by the Plan Administrator or its delegate. The Employee Benefits Appeals Committee or its delegate shall make all determinations as to the right of any Participant, Beneficiary, or spouse to receive a benefit under the Plan and the amount of such benefit. The time, manner, and form of distribution of such benefit shall occur in accordance with the terms of the Plan.

(b)	Claims. If a Participant believes that the requested benefit was erroneously denied or that the amount of a withdrawal or distribution from the Plan is in error or if an Employee believes that he has been improperly denied the right to participate in the Plan or receive a contribution to the Plan, such Participant or Employee must make a claim to the Employee Benefits Appeals Committee in such manner and pursuant to such procedure as established by the Committee. A claimant who fails to reduce a claim to writing shall be deemed not to have made such claim.

(c)	Decision on Claims. The Employee Benefits Appeals Committee or its delegate will make a decision with respect to a claim within 90 days of the receipt of the written claim, unless special circumstances require an extension of time for processing, in which case a decision must be rendered within 180 days (notice of the delay must be furnished within the initial 90-day period, however). If a claim is wholly or partially denied, the claimant shall receive from the Employee Benefits Appeals Committee a written notice which includes the following: (A) the specific reason or reasons for the denial, (B) specific references to pertinent provisions of the Plan upon which the denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary, (D) appropriate information as to the steps to be taken if the claimant wishes to submit a claim for review and (E) a statement of the claimant’s right to bring an action under ERISA §502(a) following an adverse benefit determination on review.

(d)	Appeal. Any person whose claim has been denied as set forth in (c) may appeal the denial to the Employee Benefits Appeals Committee by filing a written appeal within sixty (60) days of the date of receipt of the denial. In such review, the claimant or his duly authorized representative shall have the right to review any pertinent Plan documents and to submit any issues or comments in writing. In addition, the claimant (i) shall have the right to submit documents, records, and other information relating to the claim for benefits; and (ii) shall be provided upon request and free of charge, reasonable access to and copies of all documents, records, and other information that is relevant to the claim for benefits. In the sole discretion of the Employee Benefits Appeals Committee or its delegate, the Committee may arrange to meet with the claimant and/or the claimant’s representative or have a hearing for the purpose of understanding the claimant’s position and any related evidence which the claimant wishes to offer. In all cases, the Committee’s review of the appeal shall take into account all comments, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

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For purposes of this Section, information is considered “relevant” to a claimant’s claim if such document, record, or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the determination; or (iii) demonstrates compliance with the Plan’s review procedures and that, if appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(e)	Decision on Appeal. The Employee Benefits Appeals Committee or its delegate, within sixty (60) days after receipt of the request for review, or, in special circumstances such as where the Committee or its delegate in its sale discretion finds there is a need to hold a hearing, within one hundred and twenty (120) days of receipt of the request for review (in which case notice of the delay will be given to the claimant during the initial sixty- (60) day period), shall give written notice of its decision to the claimant in writing. The notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based. In addition, the written notice of the decision denying a claim shall contain (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information that is relevant to the claimant’s claim for benefits, and (ii) a statement of the claimant’s right to bring an action under ERISA §502(a). If the appeal has not been granted and the notice is not furnished within the period of time specified above, the appeal shall be deemed to be denied. The decision on appeal shall be binding on all parties.

10.020 Limitation on Legal Action. In the event a claim is finally determined under this Article X, no legal action shall be brought against the Plan, the Plan Administrator, the Employee Benefit Plan Committee, the Employee Benefits Appeals Committee or the Company more than two years after the date of final determination, nor shall any claim or other action be brought against the Plan, the Plan Administrator, the Employee Benefit Plan Committee, the Employee Benefits Appeals Committee or the Company more than two years after the claimant knew or should have known of the existence of such claim or action.

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ARTICLE XI: AMENDMENT, MERGERS, TERMINATION, ETC.

11.010 Amendment. The Board of Directors or its designee may, at any time and from time to time, amend this Plan in whole or in part. However, except as provided in Section 11.040 below, no amendment may be made, the effect of which would be:

(a)	to cause any contributions paid to the Trustee to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

(b)	to have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he would be entitled under this Plan if his employment were terminated immediately before such amendment; or

(c)	to increase the responsibilities or liabilities of the Trustee without its written consent.

11.020 Transfer of Assets and Liabilities. The Employee Benefit Plan Committee at any time may, in its sole discretion and without the consent of the Participant or his representative, cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits will be provided solely from each such segregated fund. The Board of Directors may, in its sole discretion without the consent of any Participant or his representative, establish a separate plan to cover any such group of Participants. The initial terms and conditions of any such plan will be identical to the extent such terms and conditions affect the rights of Participants under the Plan. Amendment to the Plan will not be necessary to carry out the provisions of this Section.

11.030 Merger Restriction. The Company may, by action of the Board of Directors, merge this Plan, in whole or in part, with any other plan sponsored by the Company or by an Affiliate of the Company. Notwithstanding any other provision in this Plan, the Plan may not in whole or in part be merged or consolidated with, or have its assets or liabilities transferred to any other plan, unless each affected Participant in this Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.040 Suspension of Contributions. The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend contributions to the Plan as to all or certain Participants by action of the Board of Directors. In any event, the Company will suspend contributions at any time when the amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company. Upon a suspension, the Employee Benefit Plan Committee may, in its sole discretion permit the Trust Fund to continue to be held by the Trustee, or may segregate one or more parts of the Trust Fund, as provided in Section 11.020.

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11.050 Discontinuance of Contributions. The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue such contributions to the Plan as to all or certain Participants.

11.060 Termination. The Company may terminate or partially terminate the Plan at any time. Upon such termination or partial termination of the Plan, or upon a complete discontinuance of contributions pursuant to Section 11.050, the Accounts of each affected Participant will remain fully vested and nonforfeitable. In the event of termination or partial termination the Employee Benefit Plan Committee may, without the consent of any Participant or other person, permit the Trustee to retain all or part of the Trust Fund or distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.

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ARTICLE XII: STATUTORY LIMITATIONS

12.010 Annual Limits of Participants’ Account Increases. This Article is intended to conform the Plan to the requirements of Code §415, and the regulations issued thereunder; and will be administered and interpreted in accordance with such requirements and regulations; and notwithstanding any provision of this Plan to the contrary, no amount may be credited to any Participant’s Account which is in excess of the limitation imposed by said §415, as from time to time amended or replaced. The amount allocated in each calendar year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of Forty Thousand Dollars ($40,000.00), or such larger amount as may be established under Code §415(d)(1) to reflect an increase in the cost of living, or 100% of the Participant’s total compensation. For purposes of this limitation, the amount allocated will be deemed to be comprised of Company Matching Contributions and Company Profit Sharing Contributions and the Participant’s Pre-tax and After-tax Contributions.

12.015 Excess Annual Additions. If an amount in excess of the limitation imposed by Code §415 were to be credited to a Participant’s Account in contravention of Section 12.010 with respect to a particular Plan Year as a result of estimation of annual Compensation, the allocation of forfeitures or a reasonable error in determining the amount of elective deferrals that may be made with respect to the Participant pursuant to Code §402(g)(3), such excess will be used to reduce employer contributions for that Participant for the following Plan Year (and, if necessary, for succeeding Plan Years), if the Participant is still a Participant at the end of such first Plan Year. If, on the other hand, the said Participant is not covered by the Plan in that Plan Year, then the excess will be held in suspense for the remainder of the Plan Year and will be allocated or reallocated in the following Plan Years among the Accounts of all of the Participants prior the making of any contributions in such following Plan Years.

12.020 Combining Similar Plans. For purposes of this Article, all defined contribution plans which are required to be aggregated under Code §414(b) will be so aggregated and the limitation set forth herein will be applied to the total amounts allocated under all such plans.

Plan 008

Restated 1-1-08

ARTICLE XIII: MISCELLANEOUS

13.010 Benefits Payable only from Trust Fund. All benefits payable hereunder will be provided solely from the trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement.

13.020 Requirement for Release. Any payment to any Participant or a Participant’s present, future or former spouse or Beneficiary in accordance with the provisions of this Plan will, to the extent thereof, be in full satisfaction of all claims against the Plan, the Plan Administrator, the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment to execute a receipt and release to such effect.

13.030 Transfers of Stock. Transfers of Rockwell Automation, Boeing, ExxonMobil, Meritor and Conexant, MindSpeed, Rockwell Collins and Skyworks common stock from the Plan will be made as soon as practicable, but the Company, the Plan Administrator, any other Named Fiduciary and the Trustee will not have any responsibility for any decrease in the value of such common stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer by the transfer agent, nor will the Participant receive any dividends, rights, options or warrants on such stock other than those payable to stockholders of record as of a date on or after the date of transfer.

13.040 Rights of Reemployed Veterans. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

13.050 Qualification of the Plan. The Company intends for the Plan to be qualified and approved by the Internal Revenue Service under Code §401(a) and for Company Contributions to be deductible by the Company for federal income tax purposes. Continuation of the Plan is contingent upon and subject to retaining such qualification and approval. Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of applicable provisions of the Code and of other federal and state laws, as are now or in the future may be in effect. No contribution made by the Company may revert to the Company, unless such contribution was the result of a good faith mistake of fact, in which case such contribution may be returned to the Company within one (1) year to the extent permitted by all applicable laws.

13.060 Interpretation. The masculine gender will include the feminine and the singular will include the plural unless the context clearly indicates otherwise.

Plan 008

Restated 1-1-08

13.070 No Contract of Employment. The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company or any Affiliated Company and any employee, and each such Company shall have the right in all respects to deal with its employees, their hiring, discharge, compensation and conditions of employment as though the Plan did not exist. No employee shall have any right to question the action of any such Company in discontinuing its contributions to this Plan or in terminating this Plan in its entirety. Each Participant shall have the right to see the record of his Account(s) but no right to inquire as to the Accounts of other Participants.

Plan 008

Restated 1-1-08

ARTICLE XIV: MINIMUM DISTRIBUTION REQUIREMENTS

14.010 General Rules. This Article sets forth revised rules regarding minimum distributions utilizing Model Plan Amendment 1 from Revenue Procedure 2002-29 (with minor changes as permitted by that Revenue Procedure) as set forth below. Notwithstanding the foregoing, this Article XIV does not expand the forms of distribution available under the Plan, nor does it allow Participants to defer commencement of distributions beyond what is allowed in Article V. If another provision of the Plan calls for an earlier distribution or a larger payment on any given date, such provision shall supersede this Article XIV.

(a)	Effective Date. The provisions of this Article XIV will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Precedence. Except as provided above, the requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code §401(a)(9).

14.020 Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)	if the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii)	if the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	if there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	if the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 14.020(b), other than Section 14.02(b)(i), will apply as if the surviving spouse were the Participant.

Plan 008

Restated 1-1-08

For purposes of this Section 14.020(b) and Section 14.040, unless Section 14.020(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 14.020(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 14.020(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 14.020(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 14.030 and 14.040 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) of the Code and the Treasury regulations.

14.030 Required Minimum Distributions During Participant’s Lifetime.

(a)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 14.030 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Plan 008

Restated 1-1-08

14.040 Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

Plan 008

Restated 1-1-08

(b)	Death Before Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 14.040(a).

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 14.020(b)(i), this Section 14.040(b) will apply as if the surviving spouse were the Participant.

14.050 Definitions.

(a) Designated beneficiary. The individual who is designated as the beneficiary under Section 1.130 of the Plan and is the designated beneficiary under Code §401(a)(9) and Treas. Reg. §1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 14.020(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) Required beginning date. The date specified in the Section 5.020 of the Plan.

Plan 008

Restated 1-1-08

APPENDIX A

EXCLUDED EMPLOYERS

Effective as of November 1, 2007, the following Affiliated Employers do not participate in this Plan:

W-Interconnections, Inc.

Rockwell Automation Caribbean LLP

ICS TriPlex

Pavilion Technologies, Inc.

Plan 008

Restated 1-1-08

APPENDIX B

PARTICIPANTS IN THE CLASS OF EMPLOYEES ELIGIBLE FOR

ROCKWELL SOFTWARE COMPANY PROFIT SHARING

AS OF SEPTEMBER 1, 2007

Employee Name
Demaster, Megan A	Dyer, Rosanna	Fredette, Mark R	Fuchs, Michael A	Shah, Riddhi
Shah, Hemil V	Prominski, Alex M	Jenkins, Mark W	Brown, James C	McIntosh, William P
Jefcik, Kyle M	Rex, Brian A	Vang, Kong	Westphal, Natalie A	Csepegi, Nikki M
Borgohain, Jubaraj	Mackall, Kurtis B	Mirani, Sandeep R	Selkin, Roy A	Pichler, Todd K
Wick, Henry C	Johnson, Stewart W	McCauley, John H	Rickey, Christopher R	Chambers, Keith R
Dao, Roger Q	Ho, Chi-Yu	Jeong, Annette	Julius, Elaine M	Laroche, Stephen
Lu, Hsiao-Chi	Moor, Crisler T	Nguyen, Lenny V	Nguyen, Thien Q	Primitivo, Joan M
Randall, Kent W	Reznik, Oleg	Ryan, Richard L	Singh, Baltej	Sze, Richard W
Truong, Quoc K	Vazquez Galvan, Irma Veron	Yama, Winston M	Nguyen, Tu T	Bremer, Martin L
Reyna, Manuel	Slater, Kevin J	Balistrieri, Joseph A	Coelho, Joseph M	Sin, Mona
Schwartz, Gordon G	Morrison, Joshua	KAMMER, KHRISTOPHER	Miller, David Jason	Gelberg, Sarah E
Pritsker, Gene	Nugent, Michael James	Pingel, Jan	Mu, Xinyu	Song, Xiaodan
Liang, Coco	Halsey, Matthew J	Costa, Michele	Kuo, Jennshi	Bockhop, Tiffany A
Zhang, Frank Xiaoqing	Fox, Michelle	Zuehlke, Kevin R	Ni, Xin	Rafeedie, Bob
Vidosavljevic, Petar	Dawson, Keith Victor	Wong, Vincent A	Bandsuh, Robert Allen	Taguma, Cheryl Yoko
Jin, Li	VAIRAVAN, VAIRAVAN E	Kanodia, Hemant Kumar	KATARIA, KARUNA	MehrRostami, Parimah -
Sharma, Rahul	Folk, Michael L	Clay, Carroll Franklin	Nguyen, Binh T	Hobson, Larry D
Babuder, David M	Pierce, Lynn A	Noonen, Daniel P	Baier, John J	Roy, Lisette E
Pensky, Alexander E	Staas, Karl	Fatica, Ronnie J	Pappenhagen, Robert E	Zucker, Jack A
King, Teresa A	Dixon, Elmorris P	Williams, Alesia	Kelly, John L	Armstrong, Larry D
Porter, Brian A	Doering, Heidi C	Adams, Michael D	Lemkelde, Andrea R	Balmert, Steven M
Sinclair, James A	Jasper, Taryl J	Jenson, Gary L	Pantaleano, Michael J	Johnson, Brent R
Harmon Jr, Gilbert	Scaife-Taylor, Gwendolyn	Dugar, Deepali	Palmieri, Frank A	Moore, Felicia F
Woldt, Mark D	Comeau, David W	Checkel, Patricia	Miserocchi, Nathan	Ellert, Edward S
Meyers, Scott A	Campbell, Antonette M	Drake, Glenn R	Glavach, Mark A	Hayson, Thomas C
Kasales, Cynthia J	Matwijec, Theodore F	Miller, Scott A	Sadowski, Randall P	Spataro, Thomas
Sturrock, David T	Takus, A David	Gatton, James A	Voll, Carol A	Nasr, Islam A
Rodbort, Michael	Briant, Stephen C	Schenk Jr, Guy A	Crooks, Cory R	Hollenbeck, James

Plan 008

Restated 1-1-08

Wiltshire, John	Shah, Chirayu S	Thomas, David E	Garber, Michael	Hughes, Lisa D
Urbonavicius, Vytautas	Styba, Loren K	Vance, Todd A	Wergin, Lon A	Tambascio, Kevin
Basterash, Sherryl K	Rogers, Christopher M	Weber, Jason A	Smith, Todd M	Brandl, Sheri
Burke, David T	Adams, Debra	Enslow, Craig M	Palus, Thaddeus A	Pingel, Robert M
Schilling, Laura R	Hobbs, Mark D	Isely, Mary M	Ridenour, David F	Hale, Teri-Jo H
Boppre, Timothy P	Brandt, Robert A	Bronikowski, Joseph	D’Amico, Michael P	Duhacek, Paul A
Feldman, Jeffrey W	Foley, Jeffrey L	Greene, Suzanne K	Grooms, David W	Johnson, David K
Kraschnewski, Susan	Kujawa, Matthew J	Levine, David A	Miller, Michael B	Moran, Todd M
Ruske, David	Schneider, Deborah L	Smith, Kevin C	Snyder, David A	Timmerman, Jill M
Widule, Patrick H	Mehling, Christopher J	Vogel, Frederick	Vance, Catherine J	Moczynski, Raymond C
Borkoski, Michael G	Krueger, Matthew D	Burtch, Susan E	Cash, Simon	Ferrell, Linda
Fischer, Glen A	Terwelp, Michael J	Albert, Kevin J	Lu, Haison P	Seery, Brian
Aiello, Christopher	Huffman, David E	Schmidt, Linda	Schwarten, Susan	Kindwall, Jesse

Plan 008

Restated 1-1-08

APPENDIX C

PROCEDURES, TERMS AND CONDITIONS OF LOANS

Eligibility for Loans. The individuals eligible to obtain loans from the Plan (“Borrowers”) are limited to:

(1)	Employees, and

(2)	non-Employees who are “parties in interest” (as defined in ERISA §3(14))

who have Plan Account balances. An Employee who wishes to obtain a loan must be employed on an active payroll of an Affiliated Company at the time of the loan application. A party in interest who is not an Employee will be eligible to obtain a loan only if an agreement can be provided by the party’s current employer to deduct and remit the required loan repayments to the Savings Plan.

Limitation on Number and Minimum Amount of Loans. Only two (2) loans to a Borrower will be permitted to be outstanding from all Company sponsored savings plans at any one time. Each loan must be for a minimum of One Thousand Dollars ($1,000.00).

Maximum Amount of Loan. The amount which a Borrower will be permitted to borrow from the Plan is based on the aggregate value of the Borrower’s Accounts, determined in accordance with the Plan, and may not exceed the least of the amounts described in Section 6.060 of the Plan. The maximum amount of any loan will be further limited to ensure that, after applying the appropriate interest rate and taking into account all applicable deductions, the resulting periodic repayments will not exceed the Borrower’s net earnings. The deductions referred to in the preceding sentence include statutory withholdings, deductions for employee benefits and all Pre-tax contributions to the Plan.

Loan Applications. Loan applications by prospective Borrowers will be made via telephone to the Plan Administrator or such third party administrator as may be designated by the Plan Administrator (either of whom is hereafter referred to as the “Loan Administrator”). The Loan Administrator will then review the telephonic application and determine eligibility for the loan. If the loan is approved, the Loan Administrator will prepare and forward to the Borrower a letter notifying the Borrower of the approval, together with a Truth in Lending Statement and a check for the loan amount, all in form approved by the Plan Administrator. The Borrower’s endorsement of the loan check will be considered to be the Borrower’s agreement to the terms of the loan. Failure by the Borrower to endorse the check within thirty (30) days after the date of the check will be deemed to be a withdrawal by the Borrower of the loan application.

Plan 008

Restated 1-1-08

Loan Initiation Fee. A fee in the amount of Seventy-five Dollars ($75.00) will be assessed in connection with the initiation of each loan. This fee will be deducted from the Borrower’s Plan Account at the same time that the loan is approved and processed.

Source of Loan Funds. Each loan will be funded from the Borrower’s Investment Funds on a pro rata basis, based upon the relative size of the balance of each such Fund, by withdrawing the required amounts from the Plan Account(s) of the Borrower in the following order:

First	—	from amounts in the Borrower’s Pre-tax Contribution Account attributable to his Supplemental Pre-tax Contributions;

Second	—	from amounts in the Borrower’s Pre-tax Contribution Account attributable to his Catch-up Contributions;

Third	—	from amounts in the Borrower’s Pre-tax Contribution Account attributable to his Basic Pre-tax Contributions;

Fourth	—	from amounts in the Borrower’s Account attributable to QNECs;

Fifth	—	from amounts in the Borrower’s After-tax Contribution Account attributable to his Supplemental After-tax Contributions;

Sixth	—	from amounts in the Borrower’s After-tax Contribution Account attributable to his Basic After-tax Contributions;

Seventh	—	from amounts in the Borrower’s Contribution Accounts attributable to his pre-tax Rollover and Transfer Contributions; and

Eighth	—	from amounts in the Borrower’s Contribution Accounts attributable to his after-tax Rollover Contributions.

Determination of Loan Interest Rate. The interest rate to be charged for loans will be one percent (1%) over the prime rate stated by The Wall Street Journal published on the last business day of each calendar month.

Term of Loans. Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence, which will be permitted for terms up to 120 months.

Plan 008

Restated 1-1-08

Repayments. Loan repayments by Employees will be deducted from the Employee’s pay check each pay period. If a pay check is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee’s next pay check.

Prepayments. Prepayment of a loan will not be permitted during the first 30 days of the loan’s existence, but the full unpaid balance of the loan may be prepaid by a Borrower at any time after 30 days. Partial prepayments in excess of scheduled payroll deductions will not be accepted.

Missed Payments. If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest on the missed payment and then to principal. A notice will be mailed to the last known address of the Borrower stating that if three (3) consecutive months of payments are missed, the loan will be considered to be in default.

Termination of Employment. If a Borrower who is an Employee terminates employment or is on an unpaid Leave, or if a Borrower who is not an Employee is no longer able to repay a loan through payroll deductions, the Borrower may continue to make loan repayments by bank check, cashier check, personal check or money order. Such repayments to the Plan will be made through the Loan Administrator at an address to be provided to the Borrower by the Loan Administrator.

Default. A loan will be considered to be in default after three (3) consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization. In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in §1.401(k)-1(d)(6)(ii) of the Treasury Regulations) and an information return reflecting the tax consequences, if any, to the Borrower will be issued. Upon the occurrence of an event permitting actual distribution of the Borrower’s Account pursuant to the provisions of Code §401(k) (whether distribution of the Borrower’s entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower’s Account. If no distribution event has occurred, which would otherwise permit payment to the Borrower under Code §401(k), the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under that Code Section, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower’s Account.

Plan 008

Restated 1-1-08

APPENDIX D

TOP-HEAVY PLAN PROVISIONS

In the event that this Plan is or becomes a Top-Heavy Plan (as that term is defined and described in this Appendix D, the following special provisions will become applicable to the Plan and will supersede the comparable provisions contained elsewhere in the Plan.

D -I. DEFINITIONS

Solely for purposes of this Appendix D, the following special definitions will be in effect:

D1.010 Aggregation Group means a group of plans (including this Plan) maintained by one or more Affiliated Companies in which a Key Employee is a participant or which is combined with this Plan in order to meet the coverage and nondiscrimination requirements of Code §§410 and 401(a)(4). The Aggregation Group also includes those plans other than this Plan which need not be aggregated with this Plan to meet Code Requirements, but which are selected by the Company to be part of a selective Aggregation Group including this Plan, if the Aggregation Group would continue to meet the requirements of Code §§401(a)(4) and 410 with such plans being taken into account.

D1.020 Compensation means compensation as described in Code §415(c)(3), including employer contributions made pursuant to any salary reduction arrangement.

D1.030 Determination Date means the last day of the immediately preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

D1.040 Employee means not only an Employee as defined in Article I, but also any beneficiary of such Employee.

D1.050 Key Employee Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having “annual compensation” of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

Plan 008

Restated 1-1-08

D1.060 Non-Key Employee means any employee who is not a Key Employee. Non-Key Employee also means an employee who is a former Key Employee.

D1.070 Top-Heavy Plan means a qualified retirement plan, including this Plan if applicable, which is included in, or which constitutes, an Aggregation Group under which, as of the Determination Date, the sum of the present values of accrued benefits for all Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of all accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the present values of accrued benefits under all such defined benefit plans and of all accounts under all such defined contribution plans for all participants under such plans.

D-II. APPLICATION OF THIS APPENDIX

In the event that this Plan is or becomes a Top-Heavy Plan, the provisions of this Appendix, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a participant, will be applied as follows:

D2.010 Minimum Contributions. The following special provisions regarding contributions will become applicable and will supersede the Company contribution provisions contained elsewhere in this Plan. In such case, the Plan, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a participant, will provide a minimum allocation to the account of each Participant who is not a Key Employee for each Plan Year to which these rules apply equal to the lesser of:

(a)	four percent (4%) of the Participant’s Compensation, or

(b)	the highest percentage of contribution made for the Plan Year to a Participant who is a Key Employee for such Plan Year.

D2.020 Vesting. A Participant’s nonforfeitable right to his Company Contribution Account will not be less than the amount determined pursuant to the following schedule:

Years of Service	Vested Interest
Less than two	0%
Two but less than three	20%
Three or more	100%

If the Plan ceases to be a Top-Heavy Plan, the vesting schedule set forth in Section 5.010(b) will again become applicable; provided that a Participant’s nonforfeitable right to his Company Contribution Account will not be less than his nonforfeitable right to his balance in that Account immediately before the Plan ceased to be a Top-Heavy Plan.

Plan 008

Restated 1-1-08

D2.030 Maximum Compensation. For any Plan Year in which the Plan is a Top-Heavy Plan, only the first Two Hundred Thousand Dollars ($200,000.00) of a Participant’s Base Compensation will be taken into account for purposes of determining benefits under the Plan; provided, however, that such amount will be automatically adjusted as prescribed by the Secretary of the Treasury.

D2.040 Determination of Present Values and Amounts. This Section D2.040 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Participants as of the determination date.

(a)	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(b)	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.

D2.050	Minimum Benefits.

(a)	Matching contributions. Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Company Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, matching contributions to such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b)	Contributions under other plans. The Company may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

Plan 008

Restated 1-1-08

APPENDIX E

EMPLOYEE STOCK OWNERSHIP PLAN

The purpose of this Appendix E is to document the conversion of each of the Rockwell Automation Stock Funds (namely, Rockwell Automation Stock Fund A, Rockwell Automation Stock Fund B and the Rockwell Automation Stock Fund) to separate employee stock ownership plans and to designate them as such. In addition, this Appendix E sets forth the provisions governing the operation of each of the said ESOPs. The provisions of this Appendix, as they relate to the converted Stock Funds, supersede any provisions of the Plan to the contrary. Notwithstanding the above, the conversion of the two Stock Funds (after June 30, 3005, one Stock Fund) and their designation as ESOPs are intended to create separate plans. Assets attributable to the two ESOPs (after June 30, 2005, one ESOP) will continue to be assets of the Plan and will be available for the payment of all benefits under the Plan.

E–I. DEFINITIONS

The following definitions will be in effect and applicable to the ESOP created by conversion of the Rockwell Automation Stock Funds into employee stock ownership plans:

E1.010 ESOP means employee stock ownership plan (as that term is defined in §4975(e)(7) of the Code), the benefit form into which Rockwell Automation Stock Fund A, Rockwell Automation Stock Fund B and the Rockwell Automation Stock Fund were converted.

E1.020 ESOP Account means any portion of a Participant’s Plan Account which is invested in either of the Rockwell Automation Stock Funds ESOPs.

E1.030 ESOP Effective Date means June 1, 2000.

E1.040 Non-ESOP Account means an Account that is not an ESOP Account.

E1.050 Rockwell Automation Stock Fund A ESOP Account means an Account established in accordance with Section E2.010(a) of this Appendix.

E1.060 Rockwell Automation Stock Fund B ESOP Account means an Account established in accordance with Section E2.010(b) of this Appendix.

E1.070 The Rockwell Automation Stock Fund ESOP Account means an Account established in accordance with Section E2.010(c) of this Appendix.

Plan 008

Restated 1-1-08

E–II. ESOP ACCOUNTS

E2.010 General. As of the ESOP Effective Date, the portions of a Participant’s interest in his Plan Account, individually, in Rockwell Automation Stock Fund A and Rockwell Automation Stock Fund B which consist of common stock of the Company are hereby designated as separate ESOPs and while in the said Rockwell Automation Stock Funds will continue thereafter while invested in one or both of the said Stock Funds to be invested primarily in stock of the Company which meets the definition of an “employer security” under §409(l) of the Code. At that time and from time to time thereafter, the Trustee will establish and maintain, if applicable, for each Participant:

(a)	Prior to July 1, 2005, a Rockwell Automation Stock Fund A ESOP Account, consisting of that portion of the Participant’s interest in the Plan which is attributable to Company Matching Contributions and which holds the Company’s common stock in Rockwell Automation Stock Fund A; and

(b)	Prior to July 1, 2005, a Rockwell Automation Stock Fund B ESOP Account, consisting of that portion of the Participant’s interest in the Plan which is attributable to his own Basic and Supplemental Pre-tax and After-tax Contributions and Company Profit Sharing Contribution and which holds the Company’s common stock in Rockwell Automation Stock Fund B.

(c)	Effective July 1, 2005, the Accounts described in (a) and (b) above shall be combined into a single account consisting of all of the Participant’s interest in the Plan in the Company’s common stock in the Rockwell Automation Stock Fund.

It is specifically understood and provided that, other than cash and/or cash equivalents, the ESOP Accounts under this Plan will at all times be invested solely in the Company’s common stock and in other stock of the Company, as such common stock and other stock may be deemed to be “employer securities” pursuant to §409(l) of the Code. It is further understood and provided that the above-described ESOP Accounts are established for bookkeeping purposes only and will not be segregated from the other assets of the Plan.

E2.020 Code §401(m) Discrimination Testing. The provisions of Section 3.015 will be applied separately to Company Matching Contributions which are invested in the Rockwell Automation Stock Fund A ESOP Account or, after June 30, 2005, a Rockwell Automation Stock Fund ESOP Account, as if those Matching Contributions were made under a separate plan.

E2.030 Transfers between ESOP and Non-ESOP Accounts. Participants will be permitted to elect transfers of assets involving their Stock Fund A ESOP and Stock Fund B ESOP Accounts or, after June 30, 2005, their Rockwell Automation Stock Fund ESOP Account, but such transfers will at all times be subject to the provisions and limitations, respectively, of Sections 4.040, 4.021 and 4.020 of the Plan. This Section of this Appendix E, when administered in conjunction with the provisions of the said Sections of the Plan is intended to comply in all respects with the diversification and other requirements of §401(a)(28) of the Code.

Plan 008

Restated 1-1-08

E-III. PASS-THROUGH DIVIDENDS AND VOTING RIGHTS

E3.010 Pass-through of Dividends Paid on Company Stock. Prior to December 31, 2005, the Company or its agent will, as soon as practicable after each date on which dividends are paid on Company stock, distribute directly to Participants all dividends attributable to the interests in Company stock held by their Rockwell Automation Stock Fund A ESOP Accounts and, if applicable, their Rockwell Automation Stock Fund B ESOP Accounts or their Rockwell Automation Stock Fund ESOP Account. Notwithstanding the foregoing, after January 1, 2005, the Company or its agent will invest such dividends in Company Stock, which will remain in their Rockwell Automation Stock Fund A ESOP Account, Rockwell Automation Stock Fund B ESOP Account, or after June 30, 2005, their Rockwell Automation Stock Fund ESOP Account.

E3.020 Pass-through of Voting Rights with Respect to Company Stock. The Trustee exercises all voting rights with respect to Company stock held by the Plan, but must exercise those rights in accordance with the instructions of Participants, to the extent of their ESOP Accounts. The Trustee will establish procedures for distributing proxy material to and soliciting voting instructions from, Participants on all corporate matters which are subject to vote of the Company’s shareholders. The Trustee must vote the Plan’s stock in accordance with he Participant’s instructions. Any shares with respect to which no instructions are received just be voted in the same proportions as shares with respect to which the Trustee does receive instructions.

Plan 008

Restated 1-1-08

APPENDIX F

ADDENDUM CONCERNING PRIOR SERVICE CREDIT

This Appendix contains information concerning crediting of prior service under the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Plan”) with respect to certain businesses (the “Acquired Business”) the stock or assets of which was acquired by Rockwell Automation, Inc. or its affiliates on or after January 1, 2007. Except as otherwise specifically indicated with respect to an Acquired Business, service with the Acquired Business will be credited for all purposes under the Plan, including eligibility and vesting with respect to employees employed by the Acquired Business on the acquisition date who became employees of Rockwell Automation, Inc. in connection with the acquisition. This Appendix supersedes the provisions of the Plan in all respects.

1. Pavilion Technologies, Inc. was acquired on November 1, 2007. Pavilion Technologies, Inc. employees are not eligible to participate in the Plan. Pavilion Technologies, Inc. was merged into Rockwell Automation, Inc. effective January 1, 2008, at which time former Pavilion Technologies, Inc. employees became Rockwell Software employees and thus, eligible to participate in the Plan. Such employees will receive credit for service with Pavilion Technologies, Inc. for vesting service purposes.

Plan 008

Restated 1-1-08

FIRST AMENDMENT TO THE

ROCKWELL AUTOMATION, INC.

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

WHEREAS, Rockwell Automation, Inc. (the “Company”) sponsors and maintains the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Plan”) which is a qualified retirement plan in the United States with section 401(k) and section 401(m) contribution features;

WHEREAS, the Plan covers employees of the Company’s United States and Puerto Rico operations;

WHEREAS, the Company desires to ratify, approve and confirm the participation of the Company’s Puerto Rico employees in the Plan;

WHEREAS, the Company also desires to amend the Plan to specifically comply with the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”) by adopting the provisions set forth on Appendix G attached hereto and made a part hereof by reference;

WHEREAS, the Company intends that the Plan be submitted to the Puerto Rico Treasury Department to obtain a ruling on the tax-qualified status of the Plan under the PR Code;

WHEREAS, the Puerto Rico employees who perform services in the Company’s Puerto Rico Operations are employed by Rockwell Automation Puerto Rico, Inc. (“RAPR”);

WHEREAS, RAPR timely adopted the Plan by commencing salary deferral contributions on behalf of their Puerto Rico employees;

WHEREAS, pursuant to Article 11.010 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan at any time;

WHEREAS, by Board resolution dated December 4, 1996, the Board has granted Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. authority to amend the Plan;

NOW THEREFORE, BE IT:

RESOLVED, that the Plan is hereby amended to comply with Puerto Rico law by adopting the provisions set forth in Appendix G attached hereto and made a part hereof by reference.

APPENDIX G

PLAN ARTICLE	ADDITIONAL LANGUAGE FOR PUERTO RICO PARTICIPANTS

Article 1.100 Base Compensation	The Company may elect to exclude Puerto Rico Participants from the dollar limit included as part of the definition of Base Compensation. No such election is currently in place.

Article 1.370 Hardship

(a) A Puerto Rico Participant may make a withdrawal only in the event that he furnishes satisfactory evidence to the Plan Administrator that the withdrawal is to alleviate his Financial Hardship (as defined below) and is for one of the following reasons:

(1) Medical expenses incurred, or needed to be incurred, by the Participant, the Participant’s spouse, or any dependents of the Participant;

(2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3) Payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, his Spouse, children, or his or her dependents (as defined by Section 1025(d) of the PR Code);

(4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5) Payments necessary to reimburse the Participant for funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined by Section 1025(d) of the PR Code); or

(6) Such other immediate and heavy financial need as the Plan Administrator, or its delegate, approves from time to time based on rulings, regulations or other guidance issued by the Puerto Rico Treasury Department.

(b) Financial Hardship. As used herein, Financial Hardship will mean an immediate and heavy financial need that based on the facts and circumstances cannot be met from other resources that are reasonably available to the Participant. For this purpose, the Participant’s resources are deemed to include those assets of the Participant’s Spouse and minor children that are reasonably available to the Participant. A distribution will be deemed to satisfy an immediate and heavy financial need of the Participant if the Participant represents in writing to the Plan Administrator that the distribution is necessary to satisfy an immediate and heavy financial need and all of the following requirements are satisfied:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; provided, however, that the amount of such distribution may include the amount of any federal, state or local taxes or penalties reasonably anticipated to result from the withdrawal;

(2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to Participant from commercial sources and under the Plan and all of the plans maintained by the Employer or any other employer;

(3) Such need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, or by cessation of Pre-Tax Contributions to the Plan.

Article 1.555	PR Code means the Puerto Rico Internal Revenue Code of 1994, as amended. Reference to a section of the PR Code will include that section, applicable regulations promulgated thereunder and any comparable section of any future legislation that amends, supplements or supersedes said section, effective as of the date such comparable section is effective with respect to the Plan.

Article 2.030 Supplemental Contributions

For Puerto Rico Participants, in the case of Supplemental Pre-tax Contributions amounts shall be subject to the limits imposed by Article 3.010(a).

For Puerto Rico Participants, in the case of Supplemental After-tax Contributions such amounts shall not exceed ten (10) percent of the Participant’s aggregate compensation for all years since becoming a Participant.

Article 2.045 Catch-Up Contributions	Each Puerto Rico Participant who is eligible to make Pre-Tax Contributions under the Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of Section 1165(e)(7)(C) of the PR Code. Such Catch-Up Contributions shall not be taken into account for purposes of the Pre-Tax Contribution limit provided in Article 3.010(a) or the Average Actual Deferral Percentage Test provided in Article 3.010(f).

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Article 2.050 Rollover Contributions	For Puerto Rico Participants, the Plan is authorized to accept a Rollover Contribution from any Participant if such contribution meets the following criteria: (a) such contribution represents the entire balance credited to the Puerto Rico Participant in a employee benefit plan qualified under Sections 1165(a) or 1165(e) of the PR Code of a former employer which is distributed to the Puerto Rico Participant within a single taxable year by reason of separation from service; (b) such contribution is transferred directly by the trustee of the transferor plan or is rolled over by the Puerto Rico Participant within sixty (60) days after receipt of the distribution; (c) the spousal consent requirements of ERISA Section 205 are complied with, if applicable; and (d) such contribution meets any other conditions as determined necessary by the Plan, the Trustee or the Plan Administrator to comply with Section 1165(b)(2) of the PR Code.

Article 2.080 Limit on Employer Contributions	With respect to Puerto Rico Participants, the contribution of a Company for any Plan Year will in no event exceed the maximum amount allowable as a deduction to the Company under the provisions of Section 1023(n) of the PR Code. The Company may make contributions to the Plan without regard to net profits, current or accumulated.

Article 3.010(a) Limit on Pre-Tax Contributions	Contributions under this Plan or under any other qualified plan maintained by the Company on behalf of any Puerto Rico Participant for any calendar year may not exceed the lesser of ten percent (10%) of the Puerto Rico Participant’s Base Compensation for such calendar year or $8,000, or any other amount which may be provided under the Puerto Rico Internal Revenue Code of 1994 (“PR Code”). The Pre-Tax Contributions and the corresponding salary reductions made on behalf of any Puerto Rico Participant shall cease for the remainder of a calendar year whenever the amount of such contributions equals the dollar limitation described herein.

Article 3.010(f) Limits on Contributions for Puerto Rico Participants

With respect to Puerto Rico Participants each Plan Year, Pre-Tax Contributions under the Plan for the Plan Year shall not exceed the limitations by or on behalf of Highly Compensated Employees under Section 1165(e) of the PR Code, as provided in this Section. In the event that Pre-Tax Contributions under the Plan by or on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Article, such Excess Contributions and any investment income or loss allocable thereto shall be distributed or re-characterized in accordance with Articles 3.010(h) and 3.010(i).

With respect to Puerto Rico Participants, Pre-Tax Contributions made on behalf of Puerto Rico Participants for a Plan Year shall satisfy the Average Actual Deferral Percentage Test set forth in (A) or (B) below:

(A) the Average Actual Deferral Percentage for Highly Compensated Employees shall not be more than the Average Actual Deferral Percentage of Non-Highly Compensated Employees eligible to participate in the Plan multiplied by 1.25; or

(B) the excess of the Average Actual Deferral Percentage for Highly Compensated Employees over the Average Actual Deferral Percentage for Non-Highly Compensated Employees eligible to participate in the Plan shall not be more than two (2) percentage points and the Average Actual Deferral Percentage for Highly Compensated Employees shall not be more than the Average Actual Deferral Percentage of Non-Highly Compensated Employees eligible to participate in the Plan multiplied by 2.0;

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(C) for these purposes, if two or more plans described in Section 1165(a) of the PR Code are considered one plan for the purposes of Sections 1165(a)(3) and 1165(a)(4) of the PR Code, the Average Actual Deferral Percentages shall be calculated as if all Pre-Tax Contributions were made under one plan;

(D) the determination and treatment of the Average Actual Deferral Percentage of any Employee eligible to participate in the Plan shall satisfy such other requirements as may be prescribed by the Secretary of the Puerto Rico Department of the Treasury;

(E) the Plan Administrator may, at any time during the Plan Year, restrict the amount of Pre-Tax Contributions allowed by Highly Compensated Employees if it determines that such restriction is necessary in order to assure the Plan’s compliance with the Average Actual Deferral Percentage Test of Section 1165(e) of the PR Code;

(F) the Plan Administrator shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Section 1165(e)(3) of the PR Code and the regulations thereunder.

Article 3.010(g) Definitions for Puerto Rico Participants

For purposes of this Article 3.010, the following terms have the following definitions when used with respect to Puerto Rico Participants:

(A) “Actual Deferral Percentage” means the ratio (expressed as a percentage to the nearest one hundredth of one percent) of the Pre-Tax Contributions and/or Qualified Non-Elective Contributions (“QNECs”), if any, made on behalf of a Puerto Rico Participant for the Plan Year in relation to the Puerto Rico Participant’s Compensation for such Plan Year;

(B) “Average Actual Deferral Percentage” means, with respect to a group of Puerto Rico Participants for any Plan Year, the average (expressed as a percentage to the nearest one hundredth of one percent) of the Actual Deferral Percentages of all Puerto Rico Participants in the group;

(C) “Highly Compensated Employee” means any Puerto Rico Employee who is more highly compensated than two-thirds of all Puerto Rico Eligible Employees employed by the Company or any Affiliated Company, as applicable under the PR Code;

(D) “Non-Highly Compensated Employee” means a Puerto Rico Employee who is not a Highly Compensated Employee.

5

Article 3.010(h) Distribution of Excess Contributions for Puerto Rico Participants

(i) The Plan Administrator shall determine, as soon as is reasonably possible following the close of each Plan Year, the extent (if any) to which Pre-Tax Contributions by or on behalf of Highly Compensated Employees may cause the Plan to exceed the limitations of Article 3.010(f) for such Plan Year. If, pursuant to the determination by the Plan Administrator, and as required by the leveling method described in paragraph (ii) below, such contributions may cause the Plan to exceed such limitations, then the Plan Administrator shall return to the Highly Compensated Employees any Excess Contributions, together with any income or loss allocable to such amount (determined in accordance with (iii) below). If administratively feasible, any amounts distributed shall be returned within two and one-half (2 and 1/2) months following the close of the Plan Year for which such Excess Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the Excess Contributions were made.

(ii) For purposes of satisfying the Average Actual Deferral Percentage test, the amount of any Excess Contributions for a Plan Year under this Article shall be determined by the application of a leveling method under which the Actual Deferral Percentage of the Highly Compensated Employee who has the highest such percentage for such Plan Year is reduced to the extent required to enable the Plan to satisfy the Average Actual Deferral Percentage test, or to cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies the Average Actual Deferral Percentage test. For each Highly Compensated Employee, the amount of Excess Contributions shall be equal to the total Pre-Tax Contributions made on behalf of such Highly Compensated Employee (determined prior to the application of the foregoing provisions) minus the amount determined by multiplying the Highly Compensated Employee’s Actual Deferral Percentage (determined after the application of the foregoing provisions) by his Compensation.

(iii) The Plan Administrator shall not be liable to any Puerto Rico Participant (or Beneficiary, if applicable) for any losses caused by a mistake in calculating the amount of any Excess Contributions by or on behalf of a Highly Compensated Employee and the income or loss allocable thereto.

6

Article 3.010(i) Re-characterization of Excess Contributions for Puerto Rico Participants	Notwithstanding Article 3.010(h), at the Plan Administrator’s discretion, Excess Contributions of Puerto Rico Participants as determined under Article 3.010(h) may be re-characterized as After-Tax Contributions. Any such re-characterization shall be made in accordance with applicable rules and regulations under the PR Code.

Article 3.010(j) Qualified Non-Elective Contributions	In the event that the Average Actual Deferral Percentage Test of Article 3.010(f) is not satisfied for any Plan Year, in the Company’s discretion, instead of distributing or re-characterizing any Excess Contributions pursuant to Articles 3.010(h) and (i), the Company may make Qualified Non-Elective Contributions on behalf of those Puerto Rico Participants who are Non-Highly Compensated Employees in an amount sufficient to meet the Average Actual Deferral Percentage of Article 3.010(f). Such additional contributions shall be allocated to the Pre-Tax Contributions Account of each Non-Highly Compensated Participant in the proportion that each such Participant’s Compensation bears to the Compensation of all other Non-Highly Compensated Participants or the Plan Year.

Article 3.020 Limitations on After-tax and Matching Contributions	The Company may elect to exclude Puerto Rico Participants from the provisions of Article 3.020.”

Article 5.090 Puerto Rico Participants Direct Rollover Option

A Puerto Rico Participant may elect, at the time and in the manner prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Puerto Rico Participant in a direct rollover. The following definitions shall apply for purposes of this Article 5.090:

(i) “Eligible Retirement Plan.” An Eligible Retirement Plan is an individual retirement account described in Section 1169 of the PR Code, or a qualified trust described in Section 1165(a) of the PR Code, that accepts the Puerto Rico Participant’s Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution to a Beneficiary who is the Puerto Rico Participant’s surviving spouse, an Eligible Retirement Plan is also an individual retirement account or qualified trust described above;

(ii) “Eligible Rollover Distribution.” An Eligible Rollover Distribution is any distribution of all of the balance to the credit of the Puerto Rico Participant within a single taxable year by reason of separation from service.

7

Article 6.030(c) Hardship Withdrawals	Article 6.030(c) regarding the restrictions applicable to participants who make a hardship withdrawal is revised to provide that a Puerto Rico Participant who makes a withdrawal pursuant to Article 1.370 shall not be permitted to make Pre-Tax Contributions until the end of the twelve (12) month period commencing on the date such withdrawal was received by the Puerto Rico Participant. In addition, such Puerto Rico Participant may not make Pre-Tax Contributions for such Puerto Rico Participant’s taxable year immediately following the taxable year of such withdrawal that is in excess of the applicable limit under Section 1165(e)(7)(A) of the PR Code for such immediately following taxable year less the amount of such Puerto Rico Participant’s Pre-Tax Contributions for the taxable year in which such Puerto Rico Participant made the withdrawal.

Article XII Statutory Limitations	The Company may elect to exclude Puerto Rico Participants from the provisions of Article XII.

Article XIV Minimum Distribution Requirements	The Company may elect to exclude Puerto Rico Participants from the provisions of Article XIV. Such an election is not currently in place.

Appendix D Top Heavy Provisions	This Appendix is not applicable to Puerto Rico Participants.

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The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Company.

Date: , 2008
Robert A. Bilsborough

9

SECOND AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendment to Appendix A, Excluded Employers, of the Rockwell Automation Retirement Savings Plan for Salaried Employees (008):

Appendix A is amended effective as of May 13, 2008 to add “Incuity Software, Inc.” to the list of Affiliated Employers that do not participate in the Plan.

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Company.

Date: , 2008
Robert A. Bilsborough

THIRD AMENDMENT

TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN

FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, effective as of January 1, 2008, the following clarifying amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008) to read as follows:

1.	The first sentence of Paragraph (d) of Section 2.070 is hereby replaced with the following:

“Prior to July 1, 2005, Company Matching Contributions made hereunder, whether they are made in the form of Rockwell Automation common stock or cash, will be directed to Rockwell Automation Stock Fund A when they are contributed and, unless distributed to the Participant pursuant to Article V or transferred to an Investment Fund pursuant to Section 4.040, will remain in Rockwell Automation Stock Fund A. Prior to January 1, 2005, any dividends or other earnings on such common stock or cash will be distributed directly to Participants. Effective January 1, 2005, unless a Participant elects a cash distribution, any dividends or other earnings on such common stock or cash will remain in Rockwell Automation Stock Fund A.”

2.	The second to last sentence of Section 4.060 is hereby replaced with the following:

“Prior to January 1, 2005, dividend proceeds on Rockwell Automation common stock held in Rockwell Automation Stock Funds A and B will be distributed directly to Participants. Effective January 1, 2005, unless a Participant elects a cash distribution, dividend proceeds on Rockwell Automation common stock held in Rockwell Automation Stock Funds A and B will be used for the purchase of additional shares of Rockwell Automation common stock for the two Funds and, therefore, will result in appropriate adjustments to the balances in the said Funds and to the value of the Participant's interest in the said Funds.”

3.	The second to last sentence of each of Paragraph (1) and (2) is hereby replaced with the following:

“Prior to January 1, 2005, the dividends or other proceeds or income received by the Stock Fund will be distributed directly to Participants. Effective January 1, 2005, unless a Participant elects a cash distribution, the dividends or other proceeds or income received by this Stock Fund will be invested by the Trustee in Rockwell Automation common stock and will remain in the said Stock Fund.”

4.	The last sentence of Paragraph (3) of Section 8.020(b) is hereby replaced with the following:

“Unless a Participant elects a cash distribution, the dividends or other proceeds or income received by this Stock Fund will be invested by the Trustee in Rockwell Automation common stock and will remain in the said Stock Fund.”

5.	Section E3.010 of Appendix E is amended to read:

“E3.010 Pass-through of Dividends Paid on Company Stock. Prior to January 1, 2005, the Company or its agent will, as soon as practicable after each date on which dividends are paid on Company stock, distribute directly to Participants all dividends attributable to the interests in Company stock held by their Rockwell Automation Stock Fund A ESOP Accounts and, if applicable, their Rockwell Automation Stock Fund B ESOP Accounts. On and after January 1, 2005, unless a Participant elects a cash distribution, the Company or its agent will invest such dividends in Company Stock, which will remain in the Participant’s Rockwell Automation Stock Fund A ESOP Account, Rockwell Automation Stock Fund B ESOP Account, or after June 30, 2005, Rockwell Automation Stock Fund ESOP Account.”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: July , 2008
Robert A. Bilsborough

FOURTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008), effective January 1, 2009:

1.	Section 1.030 of the Plan is amended to delete the last paragraph thereof, such that Rockwell Automation Puerto Rico, Inc. is no longer an Affiliated Company under the Plan.

2.	Appendix A to the Plan is amended to add Rockwell Automation Puerto Rico, Inc. to the list of Excluded Employers.

3.	Subsections (a)(1) and (b)(1) of Section 2.030 of the Plan are amended to replace all instances of “25%” with “50%”.

4.	Subsection (a)(1) of Section 2.030 of the Plan is amended to replace “12%” with “16%”.

5.	The clause after subsection (b)(2) in Section 2.030, beginning with “provided, however,” and ending with “a Highly Compensated Employee” is amended to replace “19%” with “44%”.

6.	The “Determination of Loan Interest Rate” Section in Appendix C to the Plan is amended and restated in its entirety to read as follows:

“Determination of Loan Interest Rate. The interest rate to be charged for loans will be one percent (1%) over the prime rate stated by Reuters published on the last business day of each calendar month.”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: , 2008
Robert A. Bilsborough

FIFTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendment to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008), effective April 1, 2009:

Section 2.060(a) of the Plan is hereby amended to add the following at the end of such Section:

“Notwithstanding the foregoing, no Company Matching Contributions shall be made with respect to any payroll occurring on or after April 24, 2009 through September 30, 2009.”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: April , 2009
Robert A. Bilsborough

SIXTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008):

Effective as of July 1, 2008, the Plan is amended as follows to comply with final regulations under Code Section 415 by amending and restated Section 12.010 in its entirety to read as follows:

“This Section of the Plan incorporates the provision of Section 415 of the Code and rulings, notices and regulations issued thereunder, by reference. For this purpose, the limitation year shall be the Plan Year. The benefits payable under this Plan, as limited by this Section shall be subject to further limitation in order that the amount of employer-provided benefits payable under all defined contribution plans maintained by the Company and all Affiliated Companies shall not, in the aggregate, exceed the benefit limitations described in Section 415 of the Code. For purposes of this limitation, the amount allocated will be deemed to be comprised of Company Matching Contributions and Company Profit Sharing Contributions and the Participant’s Pre-Tax and After-Tax Contributions. If a reduction in the benefits under such defined contributions plans in the aggregate is thus required, such reduction shall be applied first to the benefits provided under this Plan, then to the benefits provided under the Retirement Savings Plan for Hourly Employees, then to the Savings and Investment Plan for Represented Hourly Employees and then to the benefits provided under the Retirement Savings Plan for Represented Hourly Employees. Any benefits provided under any multi-employer plan to which the Company or an Affiliated Company is a party shall be taken into account under this Section only to the extent that the benefits provided under such plan exceed the benefits that would have been provided under such plan if the Participant had no service with the Company or any Affiliated Companies."

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: June , 2009
Robert A. Bilsborough

SEVENTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008):

Effective as of January 1, 2009, the Plan is amended as follows to reflect the existence of Roth 401(k) amounts from the transfer of assets from the Pavilion Technologies, Inc. 401(k) Plan to the Plan as follows:

1.	Section 1.020 is amended to add “Roth 401(k) Account” to the list of accounts contained in such Section.

2.	The Plan is amended to add new Section 1.695 to read as follows:

“1.695 Roth 401(k) Account means a Plan Account with respect to a Participant which is comprised of amounts transferred from the Pavilion Technologies, Inc. 401(k) to this Plan that are “designated Roth contributions” within the meaning of Treas. Reg. §1.401(k)-1(f).”

3.	Section 6.010 is amended to add new item (11) to read as follows:

“(11) eleventh, from his Roth 401(k) Account.”

4.	Section 6.020 is amended to add new item (17) to read as follows:

“(17) seventh, from his Roth 401(k) Account.”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: June , 2009
Robert A. Bilsborough

EIGHTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendment to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008), effective September 30, 2009:

Section 2.060(a) of the Plan is hereby amended to replace the last sentence of that section with the following:

“Notwithstanding the foregoing, no Company Matching Contributions shall be made with respect to any payroll occurring on or after April 24, 2009 through March 31, 2010.”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: September , 2009
Robert A. Bilsborough

NINTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008), which have been requested by the Internal Revenue Service in connection with the determination letter request for the Plan, effective as of January 1, 2008, the effective date of the restated Plan:

1.	Section 1.100 of the Plan is amended to add the following as a new second sentence thereof:

“Further, payments made by the later of two and one-half months after a Participant's severance from employment or the end of the limitation year that includes the date of severance from employment are included in Base Compensation for the limitation year if, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Employer and would otherwise be considered Base Compensation pursuant to this Section.”

2.	Section 2.010 of the Plan is amended to add the following at the end of the first paragraph thereof:

“A Participant's election to contribute to the Plan will cease to be in effect as soon as administratively feasible following such Participant's Employment Severance Date.”

3.	Section 3.010 is amended to add the following new subsection (f) thereto:

“(f) The Plan Administrator shall apply the test described in this Section on the basis of current Plan Year data.”

4.	Section 3.015 is amended to add the following new subsection (f) thereto:

“(e) The Plan Administrator shall apply the test described in this Section on the basis of current Plan Year data.”

5.	Section D2.040(a) of Appendix D to the Plan is hereby amended to replace the term “separation from service” with “severance from employment”.

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: October             , 2009

Robert A. Bilsborough

2

TENTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008):

Effective as of the dates set forth below, the Plan is amended as follows to comply with Pension Protection Act of 2006:

1.	Section 1.280, Eligible Retirement Plan, is amended to add the following at the end of such Section:

“Effective as of January 1, 2007, with respect to after-tax or Roth elective deferral contributions, an eligible retirement plan shall also include a qualified plan or 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and portion of such distribution which is not includible in gross income. Further, effective January 1, 2008, an eligible retirement plan shall also include a Roth IRA described in Code §408(A)(b).”

2.	Section 3.010(b)(2) is amended to insert the following new language prior to the last sentence thereof:

“Effective January 1, 2008, with respect to excess Pre-tax Contributions made in taxable years after 2007, gap period income may not be distributed.”

3.	Section 3.015(a)(2) is amended to insert the following new language prior to the last sentence thereof:

“Effective January 1, 2008, with respect to excess After-tax Contributions made in taxable years after 2007, gap period income may not be distributed.”

4.	Section 3.015(c) is amended to insert the following new language between the second and third sentences thereof:

“Effective January 1, 2008, with respect to excess aggregate contributions made in taxable years after 2007, gap period income may not be distributed.”

5.	Section 9.120, Non-Alienation, is amended to add the following at the end of such Section:

“Effective as of April 6, 2007, a domestic relations order will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the Participant’s death.”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: June             , 2009

Robert A. Bilsborough

2

ELEVENTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation's Board of Directors on November 5, 2009, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008) (the “Plan”):

Effective as of January 1, 2009, the Plan is amended by adding a new Article II.B, as follows:

“ARTICLE IIB: 2009 NON-ELECTIVE

CONTRIBUTION

2B.010 General. The Company, for the Plan Year ended December 31, 2009, will make a 2009 Non-Elective Contribution to the Plan. Such Contribution, but only such Contribution, will be subject to all of the provisions of this Article IIB.

2B.020 Amount of Contributions. The amount of such 2009 Non-Elective Contribution will be determined by and at the discretion of the Company and will be made from its current or accumulated net profits. Such contribution will be determined and made prior to the time the Company files its federal income tax return for the fiscal year ended September 30, 2009.

2B.030 Eligibility For Contributions. A Participant will be eligible for the 2009 Non-Elective Contribution if the Participant was employed by the Company on the last day of the fiscal year ended September 30, 2009 and the Participant was not eligible for the Rockwell Software Company Profit Sharing Contribution pursuant to Article IIA of the Plan.

2B.040 Allocation of Contributions. The 2009 Non-Elective Contribution will be allocated to the Pre-Tax Account of each Participant eligible for such allocation, based upon the ratio that such Participant's Base Compensation and overtime paid during the period from January 1, 2009 through September 30, 2009 (but not including Base Compensation and overtime in excess of $183,750) bears to the total Base Compensation and overtime paid during the period from January 1, 2009 through September 30, 2009 (but not including Base Compensation and overtime in excess of $183,750) for all Participants who are eligible to share in the contribution. The qualified non-elective contribution (QNEC) source shall be used for the 2009 Non-Elective contribution.

2B.050 Plan Provisions Applicable to 2009 Non-Elective Contribution. The 2009 Non-Elective Contribution will be fully vested. The 2009 Non-Elective Contribution will be allocated to the Participant's Pre-Tax Account and will be invested in the same manner as other amounts credited to the Participant's Accounts under Section 4.010.”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Date: November             , 2009

Robert A. Bilsborough

2

TWELFTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Keith D. Nosbusch, President and Chief Executive Officer of Rockwell Automation, Inc. (the "Corporation"), pursuant to the authority provided by resolution of the Corporation's Board of Directors on November 5, 2009, does hereby approve, for and on behalf of the Corporation, the following amendment to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008) (the “Plan”):

Effective as of January 1, 2010, Section 2.060(a) of the Plan is amended to add the following at the end of such Section:

“Further notwithstanding the foregoing, Company Matching Contributions shall be reinstated and made with respect to any payroll occurring on or after January 1, 2010.”

The foregoing action is taken with the understanding that such action is consistent with the intentions of the Corporation.

Date: December             , 2009

Keith D. Nosbusch

THIRTEENTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation's Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008) (the “Plan”):

1. Effective as of April 1, 2010, Appendix A to the Plan is amended and restated in its entirety to remove “ICS Triplex” from the list of excluded employers and to read as follows:

“APPENDIX A

EXCLUDED EMPLOYERS

Effective as of April 1, 2010, the following Affiliated Employers do not Participate in this Plan:

W-Interconnections, Inc.

Rockwell Automation Caribbean LLP

Rockwell Automation Puerto Rico, Inc.”

2. Effective as of April 1, 2010, Appendix F to the Plan is amended to add the following third paragraph thereto:

“2. The Plan was amended to cover employees of ICS Triplex Inc. effective as of April 1, 2010. Such employees will receive credit for service with ICS Triplex Inc., Rutter Hinz, Inc. and Silvertech Systems, Inc. for vesting service purposes under the Plan.”

The foregoing action is taken with the understanding that such action is consistent with the intentions of the Corporation.

Date: March            , 2010

Robert A. Bilsborough

Fourteenth Amendment

Rockwell Automation Retirement Savings Plan for Salaried Employees

First Amendment

Rockwell Automation 1165(e) Plan

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolutions of the Corporation’s Board of Directors on December 4, 1996, and December, 2009, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Savings Plan”) (008) and the Rockwell Automation 1165(e) Plan (the “1165(e) Plan”) (011).

Premises

1.	Prior to January 1, 2009, the certain employees of the Corporation working in Puerto Rico participated in the Savings Plan (“Puerto Rico Participants”).

2.	The Corporation established the 1165(e) Plan effective January 1, 2009 for the benefit of its employees working in Puerto Rico, including those employees who previously participated in the Savings Plan.

3.	The Puerto Rico Treasury Department has issued letters recognizing the tax-qualified status of both the Savings Plan and the 1165(e) Plan under Puerto Rico law.

4.	The Corporation desires to transfer the all Puerto Rico Participant accounts from the Savings Plan to the 1165(e) Plan in a plan-to-plan transfer.

Resolutions

NOW THEREFORE BE IT RESOLVED THAT:

1.	The Savings Plan is hereby amended to add new Section 9.160 to read as follows:

9.160 Special Transfer to 1165(e) Plan. Effective August 31, 2010 and pursuant to the transition relief provided under Internal Revenue Service Revenue Ruling 2008-40, the Trustee shall transfer the Account of any Participant who is, or was at the time of his or her termination of employment, working in Puerto Rico to the trustee of the Rockwell Automation 1165(e) Plan. No such Participant's accrued benefit shall be reduced or eliminated, to the extent such reduction or elimination would violate applicable law.

2.	The 1165(e) Plan is hereby amended to add new Section 11.160 to read as follows:

11.160 Special Transfer from Salaried Savings Plan. Effective August 31, 2010 and pursuant to the transition relief provided under Internal Revenue Service Revenue Ruling 2008-40, the Trustee shall accept the transfer of Accounts from the trustee of the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Savings Plan”) of any participants who is, or was at the time of his or her termination of employment, working in Puerto Rico to the Plan. Such transferred amounts shall be allocated to a Participant's Account in the same manner as such amounts were allocated under the Savings Plan, and no such Participant's accrued benefit shall be reduced or eliminated, to the extent such reduction or elimination would violate applicable law. To the extent a Participant is not fully vested in amounts transferred pursuant to this Section, the vesting provision of Section 5.010 of this Plan, which are identical to those in the Savings Plan, shall apply.

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Corporation.

Dated as of August 31, 2010.

Robert A. Bilsborough

FIFTHTEENTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

The undersigned, Robert A. Bilsborough, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996 and June 3, 2010, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008) (the “Plan”):

Effective as of July 1, 2010, the Plan is amended as follows to reflect the addition of a Company Non-Elective Contribution:

1. Section 1.203, defining Company Non-Elective Contributions, is hereby added to the Plan to read as follows:

“1.203 Company Non-Elective Contributions mean the contributions made to the Trust Fund by Rockwell Automation or an Affiliated Company pursuant to the provisions of Article IIC.”

2. Section 1.470, defining Non-Elective Contribution Pay, is hereby added to the Plan to read as follows:

“1.470 Non-Elective Contribution Pay means the Participant’s compensation, not in excess of Two Hundred Thousand Dollars ($200,000) or such larger amounts as may be established pursuant to Code §401(a)(17) in any calendar year, including base or regular pay, lump sum merit awards, vacation pay, jury duty pay, holiday pay, commission and sales incentive plan payments, overtime or shift differential, performance bonuses paid or accrued and payable in future years (including, without limitation, bonuses paid after the year to which they relate under the Company’s Performance Incentive Pay and Incentive Compensation Plans, if applicable), any nonperiodic payments related to the performance of services which are classified by the Company as “variable compensation”, any amount which would be paid to the Participant absent elections under Sections 2.020(a) and 2.030(a) or an election to make elective employee contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of Code §125, qualified transportation deferrals under Code Section 132(f)(4) and/or military differential pay within the meaning of Code §3401(h)(2). Non-Elective Contribution Pay does not include deferrals under any non-qualified deferred compensation arrangement, unused vacation pay upon termination of employment, severance pay, the value of any awards of options to purchase the stock of the Company (including the difference between the exercise price and the fair market value of any such Company stock purchased by the exercise of any such awards), cash and/or the value of Company stock awarded under any Long Term Incentive Plan (“LTIP”), payments unrelated to the performance of services which are classified by an Employer as a “special payment” (e.g., sign-on bonuses or incentives); reimbursement for expenses, relocation payments, tuition payments, foreign service premiums, foreign service differentials, foreign service allowances and patent awards.”

3. Article IIC: Company Non-Elective Contributions is hereby added to the Plan to read as follows:

“ARTICLE IIC: COMPANY NON-ELECTIVE CONTRIBUTIONS

2C.010 Non-Elective Contribution Formula. Effective for Plan Years beginning on or after January 1, 2010, the Company will contribute to the Plan on behalf of each Eligible Participant out of its current or accumulated profits Company Non-Elective Contributions equal to the Eligible Participant's Non-Elective Contribution Pay multiplied by the Applicable Percentage, with such Applicable Percentage being determined based an Eligible Participant's age and Years of Service as of December 31 of a Plan Year pursuant to the chart below:

Total Points (Age + Years of Service as of December 31)	Applicable Percentage
<40	3.00%
40-59	4.00%
60-79	5.00%
80+	7.00%

2C.020 Eligible Participants. A Participant will be eligible for a Company Non-Elective Contribution if he was employed by the Company on the last business day of the Plan Year and if he is not accruing a benefit under the Rockwell Automation Pension Plan on such date. Notwithstanding the foregoing, for the 2010 Plan Year, Participants who are eligible for Rockwell Software Company Profit Sharing Contributions pursuant to Article IIA of this Plan and Participants who are employees of Sprecher & Schuh, Inc. are not eligible for Company Non-Elective Contributions.

2C.030 Years of Service. For purposes of this Article IIC, “Years of Service” shall mean the period commencing with an Employee's Employment Commencement Date and ending with his Employment Severance Date and the period form an Employee's Reemployment Date to his subsequent Employment Severance Date. Unless otherwise provided on Appendix F, Years of Service shall include service with an Acquired Business.

2C.040 Allocation of Contributions. Company Non-Elective Contributions will be allocated to a Company Contribution Account of each Participant eligible for such allocation.

2C.050 Investment of Contributions. Company Non-Elective Contributions will be made in cash and will be subject to the investment elections made by the Participant under Section 4.010 with regard to his own Participant Contributions.”

* * * * *

Effective as of January 1, 2011, the Plan is amended as follows to reflect the eligibility of Rockwell Software Employees for Company Matching Contributions and Company Non-Elective Contributions and the eligibility of employees of Sprecher & Schuh for the Company Non-Elective Contribution:

1.	Section 2.060(b) is amended and restated in its entirety to read as follows:

“(b) Notwithstanding the foregoing, Participants who are in the class of Employees that are eligible for Company Profit Sharing Contributions as described in Article IIA are not eligible to receive Company Matching Contributions. Effective for Plan Years beginning on or after January 1, 2011, Company Profit Sharing Contributions have been eliminated and the foregoing exclusion shall no longer apply.”

2.	Section 2C.020 is amended and restated in its entirety to read as follows:

“2C.020 Eligible Participants. A Participant will be eligible for a Company Non-Elective Contribution if he was employed by the Company on the last day of the Plan Year and if he is not accruing a benefit under the Rockwell Automation Pension Plan on such date. Notwithstanding the foregoing, a Participant who is eligible for Rockwell Software Company Profit Sharing Contributions pursuant to Article IIA of this Plan and Participants who are employees of Sprecher & Schuh, Inc. are not eligible for Company Non-Elective Contributions. Further notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2011, the foregoing exclusion for certain Rockwell Software Employees and employees of Sprecher & Schuh shall no longer apply.”

* * * * *

Effective as of January 1, 2011, Section 2A.010, General, is amended to add the following new sentence at the end of such Section the Plan to reflect the elimination of Company Profit Sharing Contributions:

“Effective for Plan Years beginning on or after January 1, 2011, the Company will no longer make Company Profit Sharing Contributions to this Plan.”

* * * * *

Effective as of January 1, 2008, Section 13.040, Rights of Reemployed Veterans, is amended and restated in its entirety to read as follows to comply with the Heroes Earnings Assistance and Tax Relief Act of 2008:

“13.040 Special Provisions Respecting Military Service.

(a) Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(b) Notwithstanding any other provision of the Plan to the contrary, for years beginning after December 31, 2008, (i) a differential wage payment, as defined in Code Section 3401(h)(2), shall be treated as compensation for purposes of Code Section 415(c)(3) and Treasury Regulations Section 1.415(c)-2.

(c) In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service as defined in Code Section 414(u), the Participant’s Beneficiary is entitled to any additional benefits (other than benefit accruals related to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. The Participant’s qualified military service will be credited as service for vesting purposes, as though the Participant had resumed employment under the Uniformed Services Employment and Reemployment Rights Act immediately prior to the Participant’s death.”

* * * * *

Effective as of January 1, 2011, the last paragraph of Section 8.070(a) of the Plan is amended and restated in its entirety to read as follows to reflect the Trustee's ability to reimburse the Corporation for plan administration expenses that the Corporation has incurred.

“Such reasonable expenses shall include any direct internal costs (which may include reimbursement of compensation of Company Employees or reimbursement of the Company for expenses that it has paid) associated with Plan operation and administration, the payment of which shall be in conformity with the requirements of Title I of ERISA. Neither the Plan Administrator nor the members of the Employee Benefit Plan Committee shall be compensated from the Plan but may be compensated by the Company or an Affiliated Company for services rendered on behalf of the Plan.”

The foregoing action is taken with the understanding that such action is consistent with the intentions of the Corporation.

Date: , 2010	Robert A. Bilsborough

SIXTHTEENTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

ELEVENTH AMENDMENT TO THE

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES

SEVENTH AMENDMENT TO THE

ROCKWELL AUTOMATION

RETIREMENT SAVINGS PLAN FOR REPRESENTED HOURLY EMPLOYEES

SIXTH AMENDMENT TO THE

ROCKWELL AUTOMATION

SAVINGS AND INVESTMENT PLAN FOR

REPRESENTED HOURLY EMPLOYEES

Plan Consolidation and Merger

The undersigned, Harry A. Malone, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation's Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan for Salaried Employees (008), Rockwell Automation Retirement Savings Plan for Hourly Employees (007), Rockwell Automation Retirement Savings Plan for Represented Hourly Employees (053) and the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees (009):

Premises

1. The Corporation sponsors the Rockwell Automation Retirement Savings Plan for Salaried Employees, Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Retirement Savings Plan for Represented Hourly Employees and the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees (the “Plans”).

2. The Corporation has determined that it would be desirable to merge all of the Plans into a single plan and to rename the surviving plan.

3. The Corporation desires to clarify past eligibility for certain profit sharing contributions for former employees of the Rockwell Software segment of the Corporation's business who transferred to another segment of the Corporation's business.

1

Resolutions

NOW THEREFORE BE IT RESOLVED THAT:

1. The Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Retirement Savings Plan for Represented Hourly Employees, and the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, shall be merged into the Rockwell Automation Retirement Savings Plan for Salaried Employees effective immediately following the posting of participant deferrals to the Plans on July 21, 2011 (the “Effective Time”), with the merged plan to be known as the Rockwell Automation Retirement Savings Plan.

* * * * *

2. The Rockwell Automation Retirement Savings Plan, formerly known as the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Plan”) shall be amended as of the Effective Time to reflect the action described in 1., above, as follows:

a. The Plan is renamed the Rockwell Automation Retirement Savings Plan.

b. The Preamble shall be amended to add the following new final “WHEREAS” provision:

“WHEREAS, the Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Retirement Savings Plan for Represented Hourly Employees and Rockwell Automation Savings, and Investment Plan for Represented Hourly Employees, were all merged into this Plan effective July 21, 2011, with the surviving plan being known as the Rockwell Automation Retirement Savings Plan;”.

c. Section 1.270, Eligible Employee, is amended as follows:

i.	To restate the first sentence to read “Eligible Employee means any Employee (including any officer) employed on a U.S. payroll of an Affiliated Company, or on a U.S. payroll of a division, plant, office or location of an Affiliated Company, such Affiliated Company, for purposes of interpretation of this Section, to include the Rockwell Software business segment of the Company.”

ii.	To delete “(b) any Employee who is on an hourly payroll of an Affiliated Company” and “(d) any Employee who is covered by a collective bargaining agreement” from the list of excluded employees.

2

d. The following Section 1.325, Euclid Employee, is added to the Plan:

“Euclid Employee means any Employee who is a member of Local 84737 of International Union of Electronic, Electrical Salaried, Machine and Furniture Works — Cleveland, Ohio.”

d. The last paragraph of Section 2.010, Participation, shall be amended and restated in its entirety to read as follows:

“Further notwithstanding the foregoing, effective January 1, 2008, any Eligible Employee who is not a Euclid Employee and who has not previously made an affirmative contrary Basic Pre-Tax Contribution election shall be deemed to have elected an automatic Basic Pre-Tax Contribution of three percent (3%) of such Participant's base Compensation to be contributed under the Plan. Such deemed automatic 3% Basic Pre-Tax contribution shall be effective as of January 1, 2008 and shall continue in effect as described in the paragraph above.”

e. Section 2.060, Matching Contribution Formula, shall be amended to add a new Subsection (c) to read as follows:

“(c) Further notwithstanding the foregoing, a Participants who is a Euclid Employee is not eligible to receive Company Matching Contributions as described in Section 2.060(a) above. The Company will contribute to the Plan on behalf of each Euclid Employee out of its current or accumulated profits Company Matching Contributions equal to fifty percent (50%) of the Participant's Basic Pre-Tax Contributions and Basic After-tax Contributions (up to 3% of Base Compensation).”

f. Section 5.010, Vesting, is amended to add the following new Subsection (f):

“(f) Any individual who terminated employment with the Company prior to July 22, 2011 shall have his vested interest in his Accounts in this Plan determined in accordance with the vesting rules in effect under the terms of the applicable predecessor to this Plan as in effect on the date of such individual's termination of employment. Special vesting provisions apply to the Accounts of certain Participants who previously participated in the Rockwell Automation Retirement Savings Plan for Represented Hourly Employees or the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, as described in Appendix H to this Plan.”

g. The following Appendix H is added to the Plan:

3

“APPENDIX H

SPECIAL VESTING PROVISIONS FOR

CERTAIN FORMER REPRESENTED HOURLY EMPLOYEES

The following special vesting provisions apply with respect to accounts of certain Participants under the Rockwell Automation Retirement Savings Plan for Represented Hourly Employees and the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees (collectively, the “Represented Hourly Employee Plans”) that were transferred to this Plan in connection with the July 21, 2011 merger of the Represented Hourly Employee Plans into this Plan:

1. Any Participant who is no longer an Employee of the Company because he was an Employee of Reliance Electric Co. or its affiliated companies on January 31, 2007, the date of the Company’s sale of Reliance Electric Co. and affiliated companies to Baldor Electric Company (the “Power Systems Sale”), was granted a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Contribution Account resulting from Company Matching Contributions made to that Account prior to the Power Systems Sale.

2. Any Participant who was a member of Local 78 of the International Association of Machinists and Aerospace Workers; AFL-CIO-Milwaukee, Wisconsin and an Employee as of September 30, 2010, was granted a One Hundred Percent (100%) vested and nonforfeitable interest in his entire Account as of such date.

3. Any Participant who was a member of Local 1111 of the United Electrical, Radio and Machine Workers of America, UE-Milwaukee, Wisconsin and an Employee as of July 31, 2010 shall have a One Hundred Percent (100%) vested and nonforfeitable interest in his entire Account as of such date.”

* * * * *

3. Section 2A.030 of Article IIA, Rockwell Software Company Profit Sharing Contributions, of the Rockwell Automation Retirement Savings Plan shall be amended to add the following as a new last sentence thereto:

“Further notwithstanding the foregoing, for the 2008, 2009 and 2010 Plan Years, a Participant who transferred from employment with Rockwell Software to employment with Rockwell Automation, Inc. on October 1 of such a Plan Year shall be eligible for a Company Profit Sharing Contribution based on his Base Compensation earned while an employee of Rockwell Software if he remained employed by the Company on the last day of such Plan Year.”

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The foregoing action is taken with the understanding that such action is consistent with the intentions of the Corporation.

Date: July         , 2011

Harry A. Malone

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SEVENTEENTH AMENDMENT TO THE

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN

Roth 401(k) Contributions

The undersigned, Harry A. Malone, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996, does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan (008):

Premises

1.	The Corporation sponsors the Rockwell Automation Retirement Savings Plan (the “Plan”).

2.	The Corporation desires to add a Roth 401(k) after-tax contribution option to the Plan.

3.	The Corporation also desires to clarify the forfeiture provisions under the Plan.

4.	The Corporation also desires to amend the Plan to reflect the minimum required distribution suspension options enacted under the Worker, Retiree, and Employer Recovery Act of 2008.

5.	The Corporation also desires to renumber a certain subsection of the Plan for purposes of clarification.

Resolutions

NOW THEREFORE BE IT RESOLVED THAT the Plan is hereby amended, effective as of January 1, 2012 unless otherwise provided below, as follows:

1. Section 1.090, Average Pre-Tax Contribution Percentage, is amended to add the following second sentence:

“For purposes of calculating the Average Pre-Tax Contribution Percentage, Roth 401(k) Contributions shall be treated as Pre-Tax Contributions.”

2. A new Section 1.125 is added to read:

“1.125 “Basic Roth 401(k) Contribution” means an amount contributed to the Plan on behalf of a participant pursuant to the Participant’s election under Section 2.020(c).”

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3. Section 1.500, Participant Contributions, is restated to read:

“1.500 Participant Contributions means, as applicable, a Participant’s:

“(a) Basic Pre-tax, Basic After-Tax and Basic Roth 401(k) Contributions;

(b)	Supplemental Pre-tax, Supplemental After-tax Contributions and Supplemental Roth 401(k) Contributions;

(c)	Catch-up Contributions; and

(d)	Transfer, Rollover and/or Roth 401(k) Rollover contributions.”

4. Section 1.165 is restated to read:

“1.165 Catch-up Contribution means an amount contributed to the Plan on a pre-tax basis on behalf of a Participant pursuant to the Participant’s election under 2.045.

5. Section 1.695, Roth 401(k) Account, is renumbered as Section 1.692 and restated to read:

“1.692 Roth 401(k) Account means a Plan Account with respect to a Participant which is comprised of his Basic Roth 401(k) Contributions, Supplemental Roth 401(k) Contributions and Roth 401(k) Catch-up Contributions.

6. Section 1.694 is added to read:

“1.694 Roth 401(k) Catch-up Contribution means an amount contributed to the Plan on an after-tax basis on behalf of a Participant pursuant to the Participant’s election under Section 2.045.”

7. Section 1.695 is added to read:

“1.695 Roth 401(k) Rollover Account means a Plan Account described in Section 2.050 which has as its purpose the holding of amounts which are received by the Plan on a Participant's behalf as a Roth 401(k) Rollover Contribution, including amounts received from the Pavilion Technologies, Inc. 401(k) Plan.

8. Section 1.697 is added to read:

“1.697 Roth 401(k) Rollover Contribution means the amounts described in Section 2.050 which are transferred to a Participant’s Roth 401(k) Rollover Account pursuant to the terms of subsection (b) of that Section.

9. New Section 1.755 is added to read:

“1.755 Supplemental Roth 401(k) Contribution means the amounts contributed to the Plan on behalf of a Participant pursuant to the Participant's election under Section 2.030(c).”

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10. Section 2.020, Basic Contributions, is amended as follows:

i. The first line is restated to read: “A Participant may take any or all of the action described in subsection (a), (b) and (c) below:”

ii. New subsection (c) is added to read:

“(c)	after December 31, 2011, authorize having deducted from his regular Base Compensation 1% through 6% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Roth 401(k) Contribution to his Roth 401(k) Contribution Account;”

iii.	The last line is restated to read: “provided, however, that the percentages elected to be deferred or deducted and then made as Basic Pre-tax, Basic After-tax and Basic Roth 401(k) Contributions may together not exceed 6% of the Participant’s Base Compensation.”

11. Section 2.030 is amended as follows:

i. The first line is restated to read: “A Participant who is not a Euclid employee and who has made the elections and/or authorizations described in Section 2.020 will also be permitted to take any or all of the actions described in subsections (a), (b) and (c) below:”

ii. New subsection (c) is added to read:

“(c)	after December 31, 2011

(1) if he is a non-Highly Compensated Employee, authorize having deducted from his regular Base Compensation 7% through 50% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Supplemental Roth 401(k) Contribution to his Roth 401(k) Contribution Account; and

(2) if he is a Highly Compensated Employee, authorize having deducted from his regular Base Compensation 7% through 16% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Supplemental Roth 401(k) Contribution to his Roth 401(k) Contribution Account.”

(iii)	The last line is restated to read: “provided, however, that the percentages elected to be deferred or deducted and then made as Supplemental Pre-tax, Supplemental After-tax and Supplemental Roth 401(k) Contributions may together not exceed 44% of the Participant’s Base Compensation if he is a non-Highly Compensated Employee or 10% of the Participant’s Base Compensation if he is a Highly Compensated Employee. Notwithstanding the foregoing, if a Participant is a Euclid Employee, the maximum percentage limit in Section 2.030(a)(1) is 25%, the maximum percentage limit in Section 2.030(a)(2) is 12%, the maximum percentage limit in Section 2.030(b)(1) is 25%, and the maximum percentage limit in the clause immediately preceding this sentence is 19%.”

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12. Section 2.040 is restated to read:

“2.040 Changes Among Pre-tax, After-tax Contributions and Roth 401(k). A Participant will be permitted to elect to increase or decrease at any time (and as often as he wishes) the rate of his Pre-tax and After-tax Contributions, and after December 31, 2011, his Roth 401(k) Contributions. Any such increase or decrease of the rate of the Participant’s Pre-tax and After-tax Contributions, and after December 31, 2011, his Roth 401(k) Contributions, will be effective as soon as is reasonably possible after receipt by the Plan Administrator of the Participant’s election.

13. Section 2.045 is restated to read:

“2.045 Catch-up and Roth 401(k) Catch-up Contributions. In addition to the Basic Pre-tax Contributions, Basic Roth 401(k) Contributions, Supplemental Pre-tax Contributions and Supplemental Roth 401(k) Contributions described in Sections 2.020 and 2.030, subject to Section 3.020 and notwithstanding any of the nondiscrimination rules described in Code §401(a)(4) or limitations on Participant Contributions as are otherwise in effect under this Plan, including, but not limited to any such rules or limitations as are set forth in Sections 3.010 and 12.010, any Participants in the Plan who on or prior to the last day of a Plan Year will have attained age 50 and who has in place an election under Section 2.020 of at least 1% of Base Compensation will be permitted to elect to have an additional amount equal to 1% through 75% of his regular Base Compensation contributed as a pre-tax Catch-up Contribution or , after December 31, 2011, after-tax Roth 401(k) Catch-up Contribution to the Plan on his behalf during that Plan Year, so long as the total of any such Catch-up Contributions and Roth 401(k) Catch-up Contributions in the aggregate during the Plan Year are not in excess of the applicable dollar amount set forth in the said Section 3.020.”

14. Section 2.050 is restated to read:

“2.050 Rollover Contributions. Rollovers to this Plan of a Participant’s interest in another individual account plan will be permitted as set forth below:

(a)	A Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

(1)	Such Rollover Contributions are eligible for receipt hereunder only if they are in the form of cash and are derived entirely from employee contributions or vested employer contributions to a retirement plan described in and subject to Code §401(a), a tax-sheltered annuity plan described in and subject to Code §403(b) or a governmental retirement plan described in and subject to Code §457.

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(2)	No portion of such Rollover Contributions may be derived from a transfer from a qualified plan which at any time had permitted benefit payments in the form of a life annuity.

(b)	A Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Roth 401(k) Rollover Contribution, subject to the following:

(1)	Such Roth 401(k) Rollover Contributions are eligible for receipt hereunder only if they are in the form of cash and are derived entirely from employee contributions or vested employer contributions to a retirement plan described in and subject to Code §401(a). The Plan will accept a rollover contribution to a 401(k) Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(2)	No portion of such Roth 401(k) Rollover Contributions may be derived from a transfer from a qualified plan which at any time had permitted benefit payments in the form of a life annuity.

(c)	Rollover and Roth 401(k) Rollover Contributions will be credited to separate Rollover or Roth 401(k) Rollover Accounts, as applicable, which will be separate from the Participant’s Pre-tax, After-tax and Roth 401(k) Contribution Accounts and, as such, will be subject to investment elections which are separate from those related to the Participant’s Pre-tax, After-tax and Roth 401(k) Contribution accounts, but which will be subject to the same process as is set forth in Article IV of this Plan.

15. Section 2.060, Matching Contribution Formula, is amended to add new subsection (d) to read:

“(d) Effective on and after January 1, 2012, the Company will make Company Matching Contribution with respect to a Participant’s Basic Roth 401(k) Contributions. Such Company Matching Contribution shall be in the amount and made in the manner described above for Basic Pre-tax Contributions and Basic After-tax Contributions.”

16. Subsection (b) of Section 2.070, Rules Concerning Matching Contributions, is amended to add “Supplemental Roth 401(k) Contributions, Roth 401(k) Catch-Up Contributions, and Roth 401(k) Rollover Contributions” thereto.

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17. Subsections 3.010(a)-(e) are restated to read:

“3.010 Limitations on Employee Pre-tax and Roth 401(k) Contributions.

(a)	The aggregate amount in any calendar year of all of a Participant’s:

(1)	Basic and Supplemental Pre-tax and Roth 401(k) Contributions to this Plan;

(2)	elective deferrals under any other cash or deferred arrangement (as defined in Code §402(g)); and

(3)	elective employer contributions to any simplified employee pension (as defined in and pursuant to, respectively, Code §§408(k)(1) and (6))

may not exceed Ten Thousand Dollars ($10,000.00), or such larger sum as may be in effect under Code §402(g)(5).

(b)	Prior to the beginning of, and periodically during, each Plan Year, the Plan Administrator will cause a test to be conducted of Pre-tax Contribution and, after December 31, 2011, Roth 401(k) Contribution elections under Sections 2.020(a), 2.020(c), 2.030(a) and 2.030(c) in order to determine whether the Average Pre-tax Contribution Percentage for the Highly Compensated Employee Group exceeds the Pre-tax Contribution Percentage Limit. If it is determined that the Pre-tax Contributions and after December 31, 2011, Roth 401(k) Contributions made for any Plan Year by the Highly Compensated Employee Group would (if not reduced) cause the Average Pre-tax Contribution Percentage of that Group to exceed the Pre-tax Contribution Percentage Limit, the Plan Administrator will first reduce any Supplemental Roth 401(k) Contributions and Supplemental Pre-tax Contributions elected by Participants in the Highly Compensated Employee Group on a pro rata basis, then any Basic Roth 401(k) Contributions and Basic Pre-tax Contributions elected by Participants in the Highly Compensated Employee Group on a pro rata basis, so that the Pre-tax Contribution Percentage Limit will not be exceeded for the Plan Year:

(1)	Such reduction will be effective as of the first payroll date in the month following such determination and will be made by first reducing the Roth 401(k) Contributions Accounts and/or Pre-tax Contribution Accounts, as applicable, of Highly Compensated Employee Group Participants who have the greatest dollar amount of Pre-tax Contributions (but not below the Highly Compensated Employee Group Participants with the next highest dollar amount of Pre-tax Contributions), and then, if necessary, reducing the Roth 401(k) Contributions and/or Pre-tax Contributions, of the Highly Compensated Employee Group Participants as applicable, with the next highest dollar amount of Pre-tax Contributions (including the Pre-tax Contributions of the Highly Compensated Employee Group Participants whose Pre-tax Contributions have already been reduced by the Plan Administrator), and continuing in descending order until the Average Pre-tax Contribution Percentage for the Highly Compensated Employee Group satisfies the Pre-tax Contribution Limit.

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(2)	Such excess Roth 401(k) and/or Pre-tax Contributions will be distributed to the affected Participants who are Highly Compensated Employee Group Participants as soon as practicable after the end of such Plan Year and in all events prior the end of the next following Plan Year. Effective January 1, 2006, income allocable to such excess Pre-tax Contributions with respect to any Participant that are distributed in the next following Plan Year shall equal the sum of the allocable gain or loss for the Plan Year, and any allocable gain or loss for the period between the end of the Plan Year and the date of the corrective distribution (i.e., the “gap period”). Effective January 1, 2008, with respect to excess Pre-tax Contributions made in taxable years after 2007, gap period income may not be distributed. Income allocable to excess Roth 401(k) Contributions and/or Pre-tax Contributions for the Plan Year and any gap period shall be calculated under any reasonable method as determined by the Plan Administrator, provided that such method is used for allocating income to Participants’ Roth 401(k) Contribution Accounts and Pre-tax Contribution Accounts and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(c)	Reductions in Basic or Supplemental Roth 401(k) or Pre-tax Contributions pursuant to subsection (b) of this Section will continue until the Plan Administrator determines that changed circumstances permit a revision of such Roth 401(k) and/or Pre-tax Contributions, in which case the Plan Administrator will determine the amount by which such Roth 401(k) and/or Pre-tax Contributions may be revised for the balance of the Plan Year.

(d)	In order to determine the amount of excess Roth 401(k) and Pre-tax Contributions, if any, for the members of the Highly Compensated Employee Group, the Plan Administrator or his delegate will:

(1)	determine the “highly compensated employee” (as defined in Code §414(q)) in the Group with the highest Pre-tax Contribution Percentage (i.e., the amount of such employee’s Pre-tax Contributions in a particular Plan Year, divided by his Compensation for the Plan Year);

(2)	determine how much the said Percentage would have to be reduced to either satisfy the Average Pre-tax Contribution Percentage test under Code §401(k)(3) or cause such Percentage to equal the Pre-tax Contribution Percentage of the highly compensated employee with the next highest Percentage; and

(3)	repeat making the determination set forth in Paragraph (2) until such time as the Average Pre-tax Contribution Percentage test described in that Paragraph is satisfied.

The amount of excess Roth 401(k) and Pre-tax Contributions for the members of the Highly Compensated Employee Group is equal to the amount equal to the sum of the hypothetical reductions described above, multiplied by such members' Compensation.

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(e)	To the extent permitted under Section 3.015 and, on and after January 1, 2012, to the extent that that the Participant does not elect otherwise, the amount representing the additional amount of Base Compensation which would have been contributed as Supplemental Roth 401(k) or Pre-tax or Basic Roth 401(k) or Pre-tax Contributions on behalf of the Participant will be contributed by the Participant to the Plan, as appropriate, as Supplemental After-tax or Basic After-tax Contributions. In addition, to the extent permitted by regulation, the Plan Administrator may during or following a Plan Year cause Supplemental or Basic Roth 401(k) or Pre-tax Contributions made on behalf of Highly Compensated Employee Group Participants to be recharacterized (on a uniform and non-discriminatory basis) as Supplemental or Basic After-tax Contributions to the extent necessary to prevent the Average Pre-tax Contribution Percentage for that Plan Year for those Participants from exceeding the Pre-tax Contribution Percentage Limit.”

18. The first sentence of the last paragraph of Section 3.015, Limitation on After-tax Contributions and Matching Contributions, is restated to read: “In making the determinations set forth in this Section, any amounts which were the subject of recharacterization of Pre-tax or Roth 401(k) Contributions as After-tax Contributions will be included herein as being After-tax Contributions.”

19. The first paragraph of Section 3.020 is restated to read:

“3.020 Limits for Catch-up Contributions. Notwithstanding the limitations set forth in the preceding Section 3.010 or any other provision of this Plan, the aggregate amount of Catch-up Contributions for a given Plan Year of any Participant who, as of the end of a Plan Year, is at least age fifty (50), who intends to have Basic and Supplemental Pre-tax or Roth 401(k) Contributions made to the Plan during the Plan Year which could be in excess of the limit set forth in the said Section 3.010 and who has a Basic Pre-tax, After-tax or Roth 401(k) Contribution election of at least 1% in place, will be permitted to elect to have Catch-up Contributions made on his behalf to the Plan in amounts totaling the limits set forth below for such Contributions:

Plan Year	Dollar Limit
2008	$5,000.00
2009	$5,500.00
2010	$5,500.00
2011	$5,500.00
2012	$5,500.00

Such Dollar Limits for Plan Years subsequent to December 31, 2012 will be adjusted for increases in the cost of living at the same time and in the same manner as adjustments are made under Code §415(d).”

20. Subsection (a) of Section 5.010, Vesting, is restated to read:

“(a)	Every Participant will at all times have a One Hundred Percent (100%) vested and nonforfeitable interest in his After-tax Contribution Account, Pre-tax Contribution Account, Roth 401(k) Contribution Account and, if applicable, Rollover Account and Roth 401(k) Rollover Account.”

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21. Subsection (a) of Section 6.010, Withdrawals from Accounts by Participants under Age 59 1/2, is amended to replace item (11) and add new items (12) through (15) to read as follows:

“(11)	eleventh, from the portion, if any, of his Roth 401(k) Account containing amounts transferred from the Pavilion Technologies, Inc. 401(k) Plan to this Plan;

(12)	twelfth, from his Roth 401(k) Rollover Account;

(13)	thirteenth, from that portion of his Roth 401(k) Account, which is attributable to his Supplemental Roth 401(k) Contributions;

(14)	fourteenth, from that portion of his Roth 401(k) Account, which is attributable to his Roth Catch-up 401(k) Contributions; and

(15)	fifteenth, from that portion of his Roth 401(k) Account, which is attributable to his Basic Roth 401(k) Contributions.”

22. Subsections (d) and (e) of Section 6.010, Withdrawals from Accounts by Participants under Age 59 1/2, are restated to read:

(d)	“ Withdrawals from a Participant’s Pre-tax Contribution Account pursuant to subsections (a)(7), (a)(8), (a)(9) or (a)(10) or Roth 401(k) Account pursuant to subsections (a)(13), (a)(14) or (a)(15) prior to his attainment of age fifty-nine and one-half (59-1/2) will only be permitted upon the occurrence of a Hardship and such withdrawals will be administered pursuant to Section 6.030.

(e)	With the exception of the types of withdrawals available to certain Participants pursuant to subsection (d), no Participant will be permitted to withdraw amounts in his Company Contribution Accounts which are attributable to his Basic Pre-tax or Basic Roth 401(k) Contributions prior to his attainment of age fifty-nine and one-half (59-1/2).”

23. Subsection (a) of Section 6.020 is amended to replace item (17) and add new items (18) through (21) to read as follows:

“(17)	seventeenth, from the portion, if any, of his Roth 401(k) Account containing amounts transferred from the Pavilion Technologies, Inc. 401(k) Plan to this Plan;

(18)	eighteenth, from his Roth 401(k) Rollover Account;

(19)	nineteenth, from that portion of his Roth 401(k) Account, which is attributable to his Supplemental Roth 401(k) Contributions;

(20)	twentieth, from that portion of his Roth 401(k) Account, which is attributable to his Roth Catch-up 401(k) Contributions; and

(21)	twenty-first, from that portion of his Roth 401(k) Account, which is attributable to his Basic Roth 401(k) Contributions.”

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24. Section 6.030, Hardship Withdrawals from Pre-tax Accounts, renamed “Hardship Withdrawals from Pre-tax and Roth 401(k) Accounts” and subsection (a) is amended to replace “Pre-tax Contribution Account” with “Pre-tax or Roth 401(k) Contribution Account”.

25. Subsection (b) of Section 6.040, Forfeitures and Suspensions”, is restated to read:

“(b)	If a Participant applies for and receives a Hardship withdrawal, pursuant to Section 6.030, from his Basic and /or Supplemental Pre-tax or Roth 401(k) Contribution Account, the forfeitures described in subsection (a) will not be applicable.”

26. Subsection (a) of Section 6.060, Loans, is restated to read:

“(a)	the aggregate of the balances in the borrower’s Pre-tax, After-tax and Roth 401(k) Contribution Accounts and, if applicable, in the portion of his Account attributable to QNECs or in his Rollover or Roth 401(k) Rollover Account;

27. Schedule C is amended to add the following at the list under the heading “Source of Loan Funds”:

“Ninth	—	from amounts in the Borrower’s Contribution Accounts attributable to his Roth 401(k) Rollover contributions;

Tenth	—	from amounts in the Borrower’s Roth 401(k) Contribution Account attributable to his Supplemental Roth 401(k) Contributions;

Eleventh	—	from amounts in the Borrower’s Roth 401(k) Contribution Account attributable to his Roth 401(k) Catch-up Contributions; and

Twelfth	—	from amounts in the Borrower’s Roth 401(k) Contribution Account attributable to his Basic Roth 401(k) Contributions.”

28. Section 5.090, Transfer of Distribution Directly to Eligible Retirement Plan, is amended to add a new last sentence to read:

“Notwithstanding the foregoing, a direct rollover of a distribution from a Roth 401(k) Contribution Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).”

29. Subsection (a) of Section 2.060, Matching Contribution Formula, is amended effective as of September 1, 2011 to delete the sentence that reads “Any forfeitures of Company Matching Contributions occurring during a Plan Year shall be used to reduce Company Matching Contributions for such Plan Year.”

30. New Section 13.080 is added effective as of September 1, 2011 to read as follows:

“13.080 Allocation of Forfeitures. Any forfeitures of Company Matching Contributions, Company Non-Elective Contributions or any other amounts occuring during a Plan Year shall be used to reduce Company Contributions or any other amounts that the Company may otherwise be required to contribute to the Plan for such Plan Year.”

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31. New Section 14.060 is added effective as of January 1, 2009 to read as follows:

“14.060 Suspension of Minimum Required Distributions. Notwithstanding anything to the contrary in this Article XIV, a Participant or Beneficiary who would have been required to receive minimum required distributions during 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 MRDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 MRDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 MRDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's designated Beneficiary, or for a period of at least 10 years (“Extended 2009 MRDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.”

32. Subsection 3.010(k), added by the Ninth Amendment to the Plan, shall be renumbered as Subsection 3.010(f).

The foregoing action is taken with the understanding that such action is consistent with the intentions of the Corporation.

Date: December         , 2011

Harry A. Malone

11

EIGHTEENTH AMENDMENT TO THE

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN

The undersigned, Harry A. Malone, Vice President, Compensation & Benefits, of Rockwell Automation, Inc. (the “Corporation”), pursuant to the authority provided by resolution of the Corporation’s Board of Directors on December 4, 1996 does hereby approve, for and on behalf of the Corporation, the following amendments to the Rockwell Automation Retirement Savings Plan (008) (the “Plan”):

Premises

a. The Corporation sponsors the Rockwell Automation Retirement Savings Plan (the “Plan”).

b. The Corporation desires to clarify the provisions of the Plan relating to fees and expenses.

Resolutions

NOW THEREFOR BE IT RESOLVED THAT the Plan is herby amended, effective as of January 1, 2012, as follows:

1. Section 8.070 is amended in its entirety to read as follows:

“8.070 Fees and Expenses

(a) To the maximum extent permitted by ERISA, the fees and expenses of the Plan and the Trustee will be paid from the Trust Fund and will constitute a charge on the Trust Fund until so paid. The Company may, however, in its sole discretion pay any such fees and expenses. If the Company pays any fees or expenses, it may be reimbursed for any such fees or expenses if ERISA permits the fee or expense to be paid by the Plan and if the Company seeks reimbursement within one year of the date it pays the fee or expense.

(b) Such fees and expenses shall include:

(i) expenses of administration including recordkeeping, electronic system changes, the costs to provide web and telephone access, distribution processing and benefit calculations;

(ii) communication related fees;

(iii) legal fees;

(iv) accounting fees;

(v) QDRO review expenses and loan expenses;

(vi) investment fees and expenses;

(vii) the costs of amending the Plan to remain qualified and obtaining IRS approval of the Plan;

(viii) discrimination testing;

(ix) Trustees fees and expenses (including the reasonable expenses of Trustees’ counsel);

(x) direct internal costs (including reimbursement of compensation of Company Employees)

(c) Such fees and expenses shall not include:

(i) expenses incurred with respect to settlor functions or which for other reasons may not be legally paid by the Plan and Trust;

(ii) expenses incurred by the Trustee in prosecuting any action against the Company, the Plan, the Plan Administrator or the Employee Benefit Plan Committee;

(iii) expenses incurred for the defense or settlement of any proceeds arising either out of the alleged misfeasance or nonfeasance in any person's performance of duties with respect to the Plan;

(iv) expenses which are not reasonable;

(v) expenses which, if paid, would result in a breach of fiduciary duty or prohibited transaction under ERISA

(vi) IRS or DOL penalties

(d) Fees and expenses paid by the Plan may be allocated on any basis determined by the Employee Benefit Plan Committee including per capita, pro rata based on Account balance, or allocated to a specific Participant provided, however, that the participant annual recordkeeping fee ($62.00 in 2012) shall be allocated on a per capita basis.”

Date:                      , 2012

Harry A. Malone